Exhibit 10.2

UPON RECORDING RETURN TO:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Attention: Glenda Gail Bugg, Esq.

DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS
AND SECURITY AGREEMENT

SYSTEMAX SUWANEE LLC

Borrower

to

NEW YORK LIFE INSURANCE COMPANY,

Lender

Dated as of: April 18, 2002

Premises: 120 Satellite Boulevard, Gwinnett County, Georgia

THIS INSTRUMENT SECURES INDEBTEDNESS EVIDENCED BY A PROMISSORY NOTE DATED APRIL 18, 2002 FROM BORROWER PAYABLE TO THE ORDER OF LENDER, IN THE FACE PRINCIPAL AMOUNT OF $8,400,000.00, SAID NOTE MATURING BY ITS TERMS ON MAY 10, 2012.

UPON RECORDING RETURN TO:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Attention: Glenda Gail Bugg, Esq.

DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS
AND SECURITY AGREEMENT

           DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT ("Security Deed"), dated as of April ___, 2002, from Systemax Suwanee LLC ("Borrower"), a Delaware limited liability company having an office at c/o Systemax Inc., 22 Harbor Park Drive, Port Washington, New York 11050, to NEW YORK LIFE INSURANCE COMPANY ("Lender"), a New York mutual insurance company, having an office at 51 Madison Avenue, New York, New York 10010-1603.

           Borrower has executed and delivered to Lender a Promissory Note ("Note"), dated as of April ___, 2002, payable to the order of Lender in the original principal sum of Eight Million Four Hundred Thousand and No/100 Dollars ($8,400,000.00), lawful money of the United States of America the final payment of which, if not sooner paid, is due and payable on May 10, 2012. The Note is secured by this Security Deed and the terms, covenants and conditions of the Note are hereby incorporated herein and made a part hereof.

           In consideration of the sum of Ten Dollars ($10.00) paid and other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged and in order to secure the Obligations (as hereinafter defined), Borrower hereby grants, bargains, sells, warrants, conveys, assigns, releases, transfers, pledges and sets over to Lender the following property and grants to Lender a security interest in, all of Borrower’s right, title and interest in and to the property described in the Granting Clauses below:

GRANTING CLAUSE ONE

           All that tract or parcel of land ("Land") more particularly described in Schedule A hereto.

GRANTING CLAUSE TWO

           All buildings, structures and improvements (collectively, "Improvements") now or hereafter located on the Land, including all machinery, apparatus, equipment and fixtures attached to, or used or procured for use in connection with the operation or maintenance of, any Improvement, and further including all refrigerators, shades, awnings, venetian blinds, screens, screen doors, storm doors, storm windows, stoves, ranges, curtain fixtures, partitions, attached floor coverings and fixtures, apparatus, equipment or articles used to supply sprinkler protection and waste removal, laundry equipment, furniture, furnishings, appliances, office equipment, elevators, escalators, tanks, dynamos, motors, generators, switchboards, communication equipment, electrical equipment, television and radio systems, heating, plumbing, lifting and ventilating apparatus, aircooling and air conditioning apparatus, gas and electric fixtures, fittings and machinery and all other personal property and equipment of every kind and description, excluding trade fixtures and personal property of any Lessee (as hereinafter defined), unless such trade fixtures or personal property become the property of Borrower upon expiration or termination of the term of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor. Whether or not any of the foregoing are attached to the Land or any of the Improvements in any manner, all such items shall be deemed to be fixtures, part of the real estate and security for the Obligations. The Land and Improvements are herein collectively called "Premises". To the extent any of the Improvements are not deemed real estate under the laws of the State, they shall be deemed personal property and this grant shall include all of Borrower’s right, title and interest in, under and to such personal property and all other personal property now or hereafter attached to or located upon the Premises or used or useable in the management, maintenance or operation of the Improvements or the activities conducted on the Premises, including all computer hardware and software, but excluding trade fixtures and personal property of any Lessee, unless such personal property becomes the property of Borrower upon expiration or termination of the Lease in question, and all accessions, renewals and replacements thereof and all articles in substitution therefor (collectively, "Personal Property").

GRANTING CLAUSE THREE

           All now or hereafter existing easements and rights-of-way and all right, title and interest of Borrower, in and to any land lying within the right-of-way of any street, opened or proposed, adjoining the Premises, any and all sidewalks, alleys and strips and gores of land, streets, ways, passages, sewer rights, waters, water courses, water rights and powers, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, development rights, covenants, conditions, restrictions, credits and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or above or below the Premises, whether now or hereafter existing.

GRANTING CLAUSE FOUR

           All intangible rights, interests and properties of Borrower relating to the Premises or any part thereof, and necessary or desirable for the continued ownership, use, operation, leasing or management thereof, whether now or hereafter existing, including all rights and interests of Borrower in any trademarks, servicemarks, logos or trade names relating to the Premises or by which the Premises or any part thereof may be known and any other franchises or other agreements relating to services in connection with the use, occupancy, or maintenance of the Premises, instruments, actions or rights in action and all intangible property and rights relating to the Premises.

GRANTING CLAUSE FIVE

           All accounts receivable, insurance policies, contract rights, interests, rights under all oil, gas and mineral leases and agreements and all benefits arising therefrom, and all other claims, both at law and in equity, relating to the Premises, which Borrower now has or may hereafter acquire.

GRANTING CLAUSE SIX

           All estate, interest, right, title and other claim or demand which Borrower now has or may hereafter acquire in any and all awards or payments relating to the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Premises, including all awards resulting from a change of grade of any street and awards for severance damages, together, in all cases, with all interest thereon.

GRANTING CLAUSE SEVEN

           All proceeds of, and any unearned premiums on, insurance policies covering all or any part of the Premises, including the right to receive and apply the proceeds of all insurance or judgments related to the Premises, or settlements made in lieu thereof.

GRANTING CLAUSE EIGHT

           All estate, interest, right, title and other claim or demand which Borrower now has or may hereafter acquire against anyone with respect to any damage to all or any part of the Premises, including damage arising or resulting from any defect in or with respect to the design or construction of all or any part of the Improvements.

GRANTING CLAUSE NINE

        All deposits or other security or advance payments, including rental payments, made by or on behalf of Borrower to others in connection with the Obligations or the ownership or operation of all or any part of the Premises, including any such deposits or payments made with respect to (a) Impositions (as hereinafter defined),(b) insurance policies, (c) utility service, (d) cleaning, maintenance, repair or similar services, (e) refuse removal or sewer service, (f) rental of equipment, if any, used by or on behalf of Borrower, and (g) parking or similar services or rights.

GRANTING CLAUSE TEN

All remainders, reversions or other estates in the Premises or any part thereof.

GRANTING CLAUSE ELEVEN

           All management contracts, permits, certificates, licenses, approvals, contracts, entitlements and authorizations, however characterized, now or hereafter issued or in any way furnished for the acquisition, construction, development, operation and use of the Land, the Improvements or the Leases, including building permits, environmental certificates, licenses, certificates of operation or occupancy, warranties and guaranties, except, in each case, to the extent that such mortgage, grant, assignment, transfer or pledge is restricted by the terms of such management contract, permit, certificate, license, approval, contract, entitlement or authorization and such restriction is enforceable under applicable law.

GRANTING CLAUSE TWELVE

           All right, title and interest of Borrower in and to all easements, roads, streets, ways, sidewalks, alleys, passages, sewer rights, other utility rights, encroachment rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, air rights, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to, or arising under that certain Declaration of Protective Covenants for Shawnee Ridge dated May 31, 1989, recorded at Deed Book 5499, page 149 in the records of the Superior Court Clerk of Gwinnett County, Georgia, as amended from time to time, whether now or hereafter existing.

GRANTING CLAUSE THIRTEEN

           All proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing, including personal property acquired with cash proceeds.

           TO HAVE AND TO HOLD all the Secured Property to the use, benefit and behoof of Lender, forever, in FEE SIMPLE.

           Borrower warrants that Borrower has good title to the Secured Property, and is lawfully seized and possessed of the Secured Property and every part thereof, and has the right to convey same; that the Secured Property is unencumbered; and that Borrower will forever warrant and defend the title to the Secured Property unto Lender against the claims of all persons whomsoever.

           This Security Deed is a deed passing legal title pursuant to the laws of the State of Georgia governing deeds to secure debt, and is also a security agreement granting a present and continuing security interest in and security title to the Personal Property and fixtures, and is not a mortgage. This Security Deed is made and intended to secure the payment of the indebtedness evidenced by the Note, in accordance with the terms thereof; advances by Lender or any transferee of Lender made to pay taxes on the Secured Property, to pay premiums on insurance on the Secured Property, to repair, maintain or preserve the Secured Property, or to complete improvements on the Secured Property (whether or not Borrower is at that time the owner of the Secured Property); any and all other indebtedness now owing or which may hereafter be owing by Borrower to Lender, however incurred, direct or indirect; and any and all renewals, substitutions, modifications and extensions of the Note or any other Obligations secured hereby, either in whole or in part.

           Should the Obligations be paid according to the tenor and effect thereof when the same shall become due and payable, and should Borrower perform all covenants contained herein in a timely manner, then this Instrument shall be canceled and surrendered.

DEFINITIONS AND INTERPRETATION

           As used in this Security Deed, the following terms shall have the meanings specified below:

           "Assignment" shall mean the Assignment of Leases, Rents, Income and Cash Collateral, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee.

           "Code" shall mean the Uniform Commercial Code of the State.

          " Condemnation Proceedings" shall have the meaning set forth in Section 1.07A.

           "Employee Benefit Plans" shall mean any employee benefit plans maintained at any time by Borrower.

           "Environmental Claim" shall mean any asserted claim or demand, of any kind or nature, by any Person, for any actual or alleged Environmental Damage, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, ordinance or regulation, common law or otherwise.

           "Environmental Damage" shall mean any and all claims, judgments, damages (including consequential and punitive damages), losses, penalties, interest, fines, liabilities (including strict liability), obligations, responsibilities, encumbrances, liens, costs and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including attorneys’, experts’ and consultants’ fees and disbursements, including:

(a)

those relating to any investigation, defense or settlement of any claim, suit, administrative proceeding or investigation of any kind or any directive of any Governmental Agency (as hereinafter defined);

(b)

those relating to damages for personal injury, or injury to property including natural resources, occurring in, on, under or about the Secured Property, including lost profits and the cost of demolition and rebuilding of any improvements on real property;

(c)	diminution in the value of the Secured Property, and damages for the loss, or restriction on the use or adverse impact on the marketing, of the Secured Property or any part thereof;

(d)	loss of the priority of the lien of this Security Deed due to the imposition of a lien against the Secured Property; and

(e)

those incurred in connection with the investigation, cleanup, remediation, removal, abatement, containment, closure, restoration, monitoring work or other cure of any violation of an Environmental Requirement required by any Governmental Agency or reasonably necessary to make full economic use of the Secured Property or in connection with any other property, including the performance of any pre-remedial studies and investigations and post remedial monitoring and cure, or any action to prevent a Release or threat of Release or to minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health or the environment.

           "Environmental Requirements" shall mean any and all Legal Requirements (as hereinafter defined) relating to the protection of the environment, health or safety, including:

(a)

all Legal Requirements pertaining to reporting, licensing, permitting, investigation, remediation or of, or pertaining to Releases or threatened Releases of, Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including Releases or threatened Releases into the air, soil, surface water, ground water or land;

(b)

all Legal Requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and

(c)	all Legal Requirements pertaining to industrial hygiene or the protection of the health and safety of employees or the public.

           "ERISA" shall have the meaning set forth in Section 2.12.

           "Event of Default" shall have the meaning set forth in Section 3.01.

           "Governmental Agency" shall mean any government, quasi-governmental or government sponsored enterprise, legislative body, commission, board, regulatory authority, bureau, administrative or other agency, court, arbitrator, grand jury or any other public body or entity or instrumentality, whether domestic, foreign, federal, state, county or municipal.

           "Guarantor" shall mean any guarantor of all or any portion of the Obligations.

           "Hazardous Materials" shall mean any substance:

(a)	the presence of which requires notification, investigation or remediation under any Environmental Requirement;

(b)

which is or becomes designated, defined, classified or regulated as "hazardous", "toxic", "noxious", "waste", "pollutant", "contaminant" or other similar term, or which requires remediation or is regulated under any present or future Environmental Requirement, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Federal Clean Air Act (42 U.S.C. Section 7401 et seq.), Federal Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), Federal Environmental Pesticide Control Act (7 U.S.C. Section 136 et seq.), Federal Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.)[and] Federal Safe Drinking Water Act (42 U.S.C. Sections 300(f), et seq.), the Georgia Air Quality Act, the Georgia Underground Storage Tank Act, the Georgia Water Quality Control Act, the Georgia Comprehensive Solid Waste Management Act, the Georgia Oil or Hazardous Material Spill or Release Act, the Georgia Hazardous Waste Management Act and the Georgia Hazardous Site Response Act;

(c)	which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agency;

(d)

the presence of which on the Secured Property causes or threatens to cause a nuisance relating to the Secured Property or adjacent properties or poses or threatens to pose a hazard relating to the Secured Property or adjacent properties or to the health or safety of Persons on or about the Secured Property or adjacent properties;

(e)	which contains asbestos, gasoline, diesel fuel or other petroleum hydrocarbons, volatile organic compounds, polychlorinated biphenyls (PCBs) or urea formaldehyde foam insulation;

(f)	which contains or emits radioactive particles, waves or material, including radon gas; or

(g)	which is or constitutes a part of an underground storage tank.

           "Hazardous Material Claims" shall have the meaning set forth in Section 1.05E(4).

           "Impositions" shall have the meaning set forth in Section 1.02A.

           "Improvements" shall have the meaning set forth in Granting Clause Two.

           "Increased Rate" shall have the meaning set forth in the Note.

           "Indemnified Claims" shall have the meaning set forth in Section 1.05E(1).

           "Land" shall have the meaning set forth in Granting Clause One.

           "Lease" and "Leases" shall have the respective meanings set forth in Section 1.08A.

           "Legal Requirements" shall mean all present or future laws, statutes, permits, approvals, plans, authorizations, guidelines, franchises, ordinances, restrictions, orders, rules, codes, regulations, judgments, decrees, injunctions or requirements of all Governmental Agencies or any officers thereof, including any Board of Fire Underwriters.

           "Lender’s Architect" shall mean a licensed architect or registered engineer approved by Lender.

           "Lessee" shall have the meaning set forth in Section 1.08A.

           "Loan" shall mean the mortgage loan evidenced by the Note and secured by this Security Deed.

           "Loan Instruments" shall mean the Note, this Security Deed, the Assignment and each other instrument now or hereafter given to evidence, secure, indemnify, guaranty or otherwise assure or provide for the payment or performance of the Obligations or otherwise executed by Borrower in connection with the Loan.

           "Make-Whole Amount" shall have the meaning set forth in the Note.

           "Maturity Date" shall have the meaning set forth in the Note.

           "Note" shall have the meaning set forth in the second introductory paragraph of this Security Deed.

           "Obligations" shall mean and include all indebtedness, obligations, covenants, agreements and liabilities of Borrower to Lender, including all obligations to pay interest, the Make-Whole Amount and all charges and advances, whether direct or indirect, existing, future, contingent or otherwise, due or to become due, pursuant to or arising out of or in connection with the Note, this Security Deed, the Assignment or any other Loan Instrument, all modifications, extensions and renewals of any of the foregoing and all expenses and costs of collection or enforcement, including attorneys’ fees and disbursements incurred by Lender in the collection or enforcement of any of the Loan Instruments or in the exercise of any rights or remedies pursuant to the Loan Instruments or applicable law.

           "Partial Foreclosure" shall have the meaning set forth in Section 4.01B.

         "Person" shall mean a corporation, a limited or general partnership, a limited liability company or partnership, a joint stock company, a joint venture, a trust, an unincorporated association, a Governmental Agency, an individual or any other entity similar to any of the foregoing.

           "Personal Property" shall have the meaning set forth in Granting Clause Two.

           "Premises" shall have the meaning set forth in Granting Clause Two.

           "Proceeds" shall have the meaning set forth in Section 1.03F(2).

           "Rents" shall mean all rents, issues, profits, cash collateral, royalties, income and other benefits derived from the Secured Property or any part thereof (including benefits accruing from all present or future leases and agreements, including oil, gas and mineral leases and agreements).

           "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

           "Secured Property" shall mean the Premises, the Personal Property and all other rights and interests described in the Granting Clauses of this Security Deed.

           "State" shall mean the State, Commonwealth or territory in which the Secured Property is located.

           "Transfer" shall have the meaning set forth in Section 1.11B.

           As used in this Security Deed (a) words such as "herein", "hereof", "hereto", "hereunder" and "hereby" or similar terms refer to this Security Deed as a whole and not to any specific Section or provision hereof; (b) wherever the singular or plural number or the masculine, feminine or neuter gender is used, it shall include each other number or gender; and (c) the word "including" shall mean "including, without limitation," and the word "includes" shall mean "includes, without limitation."

ARTICLE I

COVENANTS AND AGREEMENTS

           Borrower hereby covenants and agrees as follows:

           1.01 Payment, Performance and Security. Borrower shall pay when due the amount of, and otherwise timely perform, all Obligations.

           This Security Deed shall secure all Obligations.

           1.02 Payment of Taxes, Assessments, etc.

                      A. Impositions. Borrower shall pay when due and payable, before any fine, penalty, interest or cost for the nonpayment thereof may be added thereto, and without any right of offset or credit against any interest or other amounts payable to Lender pursuant to this Security Deed or on the Note, all taxes, assessments, water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, vault taxes or charges, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever (including penalties, interest costs and charges accrued or accumulated thereon), which at any time may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect to, or become a lien on, the Secured Property or any part thereof, or any appurtenance thereto (all of the foregoing collectively, "Impositions" and individually, an "Imposition").

                      B. Installments. Notwithstanding anything to the contrary contained in Section 1.02A, if by law any Imposition, at the option of the taxpayer, may be paid in installments, and provided interest shall not accrue on the unpaid balance of such Impositions, Borrower may exercise the option to pay the same in installments and, in such event, shall pay such installments as the same become due and before any fine, penalty, interest or cost may be added thereto.

                      C. Receipts. Borrower, upon request of Lender, will furnish to Lender within ten (10) days before the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment thereof; unless Lender is escrowing funds for payment of such Imposition and is making direct payment thereof.

                      D. Evidence of Payment. The bill, certificate or advice of nonpayment, issued by the appropriate official (designated by law either to make or issue the same or to receive payment of any Imposition), of the nonpayment of an Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill. Borrower shall pay Lender, on demand, all charges, costs and expenses of every kind including each tax service search fee or charge incurred by Lender at any time or times during the term of this Security Deed in connection with obtaining evidence satisfactory to Lender that the payment of all Impositions is current and that there is no Imposition due and owing or which has become or given rise to a lien on the Secured Property or any part thereof or any appurtenance thereto.

                      E. Payment by Lender. If Borrower shall fail to pay any Imposition in accordance with the provisions of this Section 1.02, Lender, at its option and at such time as it may elect, may pay such Imposition, but shall be under no obligation to do so. Borrower will repay to Lender, on demand, any amount so paid by Lender, with interest thereon at the Increased Rate from the date of such payment by Lender to the date of repayment by Borrower. This Security Deed shall secure each such amount and such interest.

                      F. Change in Law. In the event of the passage after the date of this Security Deed of any law deducting the Obligations from the value of the Secured Property or any part thereof for the purpose of taxation or resulting in any lien thereon, or changing in any way the laws now in force for the taxation of this Security Deed or the Obligations for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Lender, then, and in such event, Borrower shall bear and pay the full amount of such taxes, provided that if for any reason payment by Borrower of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Loan or the Obligations wholly or partially usurious under any of the terms or provisions of the Note, this Security Deed or otherwise, Lender may, at its option, declare all Obligations secured by this Security Deed, with interest thereon, to be immediately due and payable, or Lender may, at its option, pay that amount or portion of such taxes as renders the Loan or the Obligations unlawful or usurious, in which event Borrower shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of such taxes.

                      G. Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Premises and the Personal Property, or any other procedure whereby personal property taxes and real property taxes shall be assessed, levied or charged to the Secured Property as a single lien.

           1.03 Insurance.

                      A. Special Form Coverage. Borrower, at its sole cost and expense, shall keep the Improvements and the Personal Property insured against loss or damage by fire and against loss or damage by other risks now covered by "Special Form" insurance, in form and substance satisfactory to Lender, and in an amount equal to at least one hundred percent (100%) of the full replacement cost of the Improvements and the Personal Property, including work performed for tenants, without deduction for depreciation and with such other deductibles, if any, as are satisfactory to Lender, in its reasonable discretion. Such insurance shall include an endorsement for demolition and increased cost of construction and an agreed amount endorsement for the estimated replacement cost.

                      B. Additional Coverage. Borrower, at its sole cost and expense, shall at all times also maintain:

                                 (1) Commercial general liability insurance against claims for bodily injury, personal injury or property damage, occurring in, on, under or about the Secured Property or in, on, under or about the adjoining streets, sidewalks and passageways; such insurance to be in amounts and in form and substance satisfactory to Lender;

                                 (2) Rent or business income insurance in an amount not less than one year's aggregate rentals, including minimum rentals, escalation charges, percentage rents (based on sales projections acceptable to Lender) and other additional rentals, and any other amounts payable by tenants and other occupants at the Secured Property pursuant to Leases or otherwise, which amount shall be increased from time to time upon the leasing of space at the Secured Property or upon each increase in such aggregate rentals;

                                 (3) If the Improvements are located in a flood hazard area, flood insurance on the Improvements in an amount equal to the lesser of full replacement cost thereof or the maximum amount of insurance obtainable;

                                 (4) Insurance, in such amounts as Lender shall from time to time reasonably require, against loss or damage from leakage or explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus, now or hereafter installed in or on the Secured Property; and

                                 (5) Such other insurance, in such amounts and in form and substance as may from time to time be required by Lender against other insurable hazards, including earthquake, war risk, nuclear reaction or radioactive contamination, which at the time are commonly insured against and generally available in the case of premises similarly situated, due regard to be given to the height and type of Improvement and to its location, construction, use and occupancy, and also including, if required by Lender, coverage against terrorist acts, if such coverage is at the time commonly insured against and generally available in the case of premises similarly situated , due regard to be given to the height and type of Improvement and to its location, construction, use and occupancy.

                      C. Separate Insurance. Borrower shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss with any insurance required hereunder. Borrower may, however, effect for its own account any insurance not required pursuant to the provisions of this Security Deed, but any such insurance effected by Borrower on the Secured Property, whether or not required pursuant to this Section 1.03, shall be for the mutual benefit of Borrower and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section 1.03.

                     D. Insurers; Policies. All insurance provided for in this Section 1.03 shall be effected under valid and enforceable policies issued by financially responsible insurers, rated by A.M. Best as "A" or better and as having a class size of at least "X(10)" and authorized to do business in the State, with deductibles acceptable to Lender in its reasonable discretion, and otherwise in form and substance acceptable to Lender. An original copy of all such policies or original certificates evidencing such insurance shall be deposited with and held by Lender and shall contain the standard non-contributory mortgagee clause in favor of Lender and a waiver of subrogation endorsement, all in form and content satisfactory to Lender. All such policies shall contain a provision that such policies will not be cancelled or materially amended (including any reduction in the scope or limits of coverage), without at least thirty (30) days' prior written notice to Lender. Not less than twenty (20) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 1.03, originals of the policies or original certificates of insurance bearing notations evidencing the full payment of the annual premium or accompanied by other evidence satisfactory to Lender of such payment shall be delivered by Borrower to Lender.

                     E. Lender's Right to Secure Coverage. If Borrower fails to furnish to Lender and keep in force the original policies of insurance required by this Section 1.03, Lender, at its option, may procure such insurance, which procurement, at Lender's further option, may be by the purchase of insurance policies or by the addition of the Secured Property to Lender's blanket policy. In the event that Lender has exercised either of such options, promptly upon demand by Lender, Borrower (i) will reimburse Lender for all premiums on the policies purchased by Lender or (ii) in the event Lender has added the Secured Property to its blanket policy, will pay to Lender an amount equal to the estimated cost of the insurance coverage which Lender has added to its blanket policy had such coverage been obtained under a separately policy and not under a blanket policy, in either case, with interest thereon at the Increased Rate from the date Lender pays such premiums to the date Borrower repays such premiums to Lender in full. Until they are so repaid, this Security Deed shall secure the amount of such premiums and interest.

                     F. Damage or Destruction. Upon the occurrence of any damage or casualty to the Secured Property or any part thereof, the following shall apply:

                               (1) Borrower shall give Lender written notice of such damage or casualty as soon as possible, but not later than ten (10) days from the date such damage or casualty occurs.

                               (2) All proceeds of insurance ("Proceeds") paid or to be paid pursuant to any of the policies maintained pursuant to this Security Deed (excluding amounts payable with respect to liability coverage for claims affecting the Borrower) shall be payable to Lender. Borrower hereby authorizes and directs any affected insurer to make payment of the Proceeds directly to Lender. Lender may commingle, with other monies in Lender's possession, all Proceeds received by Lender. All such Proceeds shall constitute additional security for the Obligations and Borrower shall not be entitled to the payment of interest thereon. Lender may settle, adjust or compromise all claims for loss, damage or destruction pursuant to any policy or policies of insurance.

                               (3) Lender shall have the option, in its discretion, and without regard to the adequacy of its security hereunder, of applying all or part of the Proceeds to (a) the Obligations, whether or not then due, in such order as Lender shall determine, (b) the repair or restoration of the Secured Property, (c) reimburse Lender for its costs and expenses in connection with the recovery of the Proceeds, or (d) any combination of the foregoing.

                               (4) Nothing herein contained shall be deemed to excuse Borrower from repairing or maintaining the Secured Property as provided in Section 1.05 or restoring all damage or destruction to the Secured Property, regardless of whether there are Proceeds available or whether the Proceeds are sufficient in amount, and the application or release by Lender of any Proceeds shall not cure or waive any Event of Default or notice of default pursuant to this Security Deed or invalidate any act done pursuant to such notice.

                     G. Transfer of Interest in Policies. In the event of the foreclosure of this Security Deed or other transfer of title or assignment of the Secured Property in payment and performance, in whole or in part, of the Obligations, all right, title and interest of Borrower in and to all policies of insurance required by this Section 1.03 shall inure to the benefit of, and pass to the purchaser or grantee of the Secured Property. If, prior to Lender's receipt of the Proceeds, the Secured Property shall have been sold through the foreclosure of this Security Deed or other similar proceeding, Lender shall have the right to receive the Proceeds to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, together with interest thereon at the Increased Rate, plus attorney's fees and other costs and disbursements incurred by Lender in connection with the collection of the Proceeds and in establishing the amount of and collecting the deficiency. Borrower hereby assigns, transfers and sets over to Lender all of the Borrower's right, title and interest in and to said sum. The balance, if any, shall be paid to Borrower, or as otherwise required by law.

                     H. Borrower's Use of Proceeds.

                               (1) Notwithstanding any provision herein to the contrary, but subject to the provisions of Section 1.03(H)(4), in the event of any destruction to the Secured Property by fire or other casualty of not more than fifty percent (50%) of the leasable area of the Improvements, the Proceeds shall be made available to Borrower for repair and restoration, after deducting therefrom and payment to Lender of an amount equal to Lender's costs in connection with collection, review and disbursement of the Proceeds of such damage or casualty, provided that:

                                         (a) The Proceeds are deposited with Lender;

                                         (b) No Event of Default shall have occurred and be continuing under the terms of any of the Loan Instruments;

                                         (c) The insurer does not deny liability to any named insured;

                                         (d) Lender is furnished with, and has approved (i) a complete, final set of plans and specifications for the work to be performed in connection with the repair or restoration, (ii) an estimate of the cost of repair and restoration, and (iii) a certificate of Lender's Architect as to such costs;

                                         (e) The value, quality and condition of the Secured Property so repaired or restored shall be at least equal to that of the Secured Property prior to such damage or casualty;

                                         (f) Borrower furnishes Lender with evidence reasonably satisfactory to Lender that all Improvements so repaired or restored and their use shall fully comply with all applicable (i) easements, covenants, conditions, restrictions or other private agreements or instruments of record affecting the Secured Property and (ii) Legal Requirements;

                                         (g) If the estimated cost of such repair or restoration exceeds the Proceeds available, Borrower shall (i) furnish a bond of completion or provide other evidence satisfactory to Lender of Borrower's ability to pay such excess costs, or (ii) deposit with Lender additional funds equal to such excess;

                                         (h) Lender shall have received written notice of damage or casualty from Borrower within ten (10) days from the date of such damage or casualty, which notice shall state the date of such damage or casualty, and shall contain a request to Lender to make the Proceeds available to Borrower;

                                         (i) Lender shall have received a report or proof of claim from the insurer describing the damage or casualty and the insurer's payment therefor;

                                         (j) During and after the repair and restoration period, the aggregate monthly net income pursuant to rent or business income insurance and/or pursuant to all Leases remaining in full force and effect shall be in an amount sufficient to pay the monthly installments of principal and interest required to be paid on the Obligations, as well as all payments for taxes and insurance required pursuant to Section 1.04, as estimated by Lender.

                               (2) Lender shall disburse the Proceeds during the course of repair or restoration upon (a) the certification of Lender's Architect as to the cost of the work done, (b) the conformity, as determined by Lender, of the work to plans and specifications approved by Lender, and (c) receipt of evidence of a title insurance company acceptable to Lender that there are no liens arising out of the repair or restoration or otherwise. Notwithstanding the above, a portion of the Proceeds may be released prior to the commencement of repair or restoration to pay for items approved by Lender in its discretion. Subject to satisfaction of the foregoing conditions, Lender shall make such disbursements within ten (10) business days after a written request by Borrower. No payment made prior to the final completion of work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of the Proceeds remaining with Lender must be at least sufficient to pay for the cost of completion of the work (as estimated by Lender in its discretion), free and clear of liens. Lender shall make final payment after receipt of a certification of Lender's Architect confirming the completion of the work in accordance with plans and specifications approved by Lender.

                               (3) At its option, Lender shall (a) return to Borrower the balance of the Proceeds after full disbursement in accordance with Sections 1.03H(1) and (2), or (b) apply such balance to the Obligations, whether or not then due, in such order as Lender shall determine.

                               (4) In all cases in which any destruction of the Secured Property by fire or other casualty occurs during the last twenty-four (24) months prior to the Maturity Date, or in Lender’s judgment, Borrower is not proceeding with the repair or restoration in a manner that would entitle Borrower to have the Proceeds disbursed to it, or for any other reason Lender determines in its judgment that Borrower shall not be entitled to the Proceeds pursuant to the terms of this Security Deed, Lender shall have the options set forth in Section 1.03 F(3).

                               (5) Under no circumstances shall Lender become personally liable for the fulfillment of the terms, covenants and conditions contained in any of the Leases or obligated to take any action to repair or restore the Secured Property.

           1.04 Escrow Payments. To further secure the Obligations as to payment of the Impositions (as set forth in Section 1.02) and premiums for insurance (as set forth in Section 1.03), Borrower will pay to Lender, or its designee, on the due date of each monthly installment of principal and/or interest pursuant to the Note, a sum equal to the Impositions and insurance premiums next due on the Secured Property, all as estimated by Lender, less all sums already paid with respect to the Impositions and insurance premiums for such period, divided by the number of months to elapse before one month prior to the date when such Impositions and insurance premiums shall become due and payable. Lender or its designee shall hold all payments without any obligation for the payment of interest thereon to Borrower and free of all liens or claims on the part of creditors of Borrower and as a part of the Secured Property. Lender or its designee shall use such payments to pay current Impositions and insurance premiums, as the same accrue and are payable. Such payments shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Lender, or its designee. If at any time and for any reason Lender determines that such payments are insufficient to pay the Impositions and insurance premiums in full as they become payable, Borrower will pay to Lender or its designee, within ten (10) days after demand therefor, such additional sum or sums as may be required in order for Lender or its designee to so pay such Impositions and insurance premiums in full. Borrower shall furnish Lender with the bills therefor within sufficient time to enable Lender or its designee to pay the Impositions and insurance premiums before any penalty attaches and before any policy lapses. Upon any default in the provisions of any Loan Instrument, Lender may, at its discretion and without regard to the adequacy of its security hereunder, apply any unused portion of such payments to the payment of the Obligations in such manner as it may elect. Transfer of legal title to the Secured Property shall automatically transfer to the new owner any then remaining rights of Borrower in all sums held by Lender pursuant to this Section 1.04.

           1.05 Care and Use of the Premises.

                     A. Maintenance and Repairs. Borrower, at its sole cost and expense, shall (1) take good care of the Secured Property and the sidewalks and curbs adjoining the Secured Property and keep the same in good order and condition, (2) make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, (3) not commit or suffer to be committed any waste of the Secured Property, and (4) not do or suffer to be done anything which will increase the risk of fire or other hazard to the Secured Property or any part thereof.

                     B. Standard of Repairs. The necessity for and adequacy of repairs to the Secured Property pursuant to Section 1.05A shall be measured by the standard which is appropriate for a Class A warehouse and related facilities of similar construction and type located in the metropolitan Atlanta, Georgia area. Further, Borrower shall make all repairs necessary to avoid any structural damage to the Improvements and to keep the Secured Property in a proper condition for its intended use. When used in this Section 1.05, the terms "repair" and "repairs" shall include all necessary renewals and replacements. Borrower shall make all repairs with new, first-class materials and in a good, substantial and workerlike manner which shall be equal or better in quality and class to the original work.

                     C. Removal of Equipment. Borrower shall have the right, at any time and from time to time, to remove and dispose of equipment which may have become obsolete or unfit for use or which is no longer useful in the operation of the Secured Property. Borrower will promptly replace all equipment so disposed of or removed with other equipment of a value and serviceability equal to or greater than the original value and serviceability of the equipment so removed or disposed of, free of all liens, claims or other encumbrances. If by reason of technological or other developments in the operation and maintenance of buildings of the general character of the Improvements, no replacement of the building equipment so removed or disposed of is necessary or desirable in the proper operation or maintenance of the Improvements, Borrower shall not be required to replace same. The security interest of this Security Deed shall cover all such replacement equipment.

                     D. Compliance With Laws and Insurance. Borrower shall promptly comply with any and all applicable Legal Requirements including maintaining the Secured Property in compliance with all Legal Requirements. Borrower shall not bring or keep any article upon the Secured Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Borrower on or with respect to any part of the Secured Property. Borrower shall do all other acts which from the character or use of the Secured Property may be necessary to protect the Secured Property.

                     E. Hazardous Materials.

                               (1) Borrower hereby unconditionally and irrevocably agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless Lender, and its directors, officers, policyholders, shareholders, employees, successors (including any successor to Lender's interest in the chain of title), assigns, agents, attorneys, contractors, subcontractors, experts, licensees, visitors, affiliates, lessees, mortgagees, trustees and invitees, from and against any and all of the following (referred to collectively as the "Indemnified Claims"): all Environmental Damages and Environmental Claims that may be incurred by, imposed upon, or asserted against, any Person indemnified hereunder, arising out of, related to, or in connection with:

                                         (a) the presence of Hazardous Materials in, on, under or about or the Release or threatened Release of any Hazardous Materials to or from (i) the Secured Property or (ii) any other property legally or beneficially owned (or any interest or estate which is owned) by Borrower, regardless of whether or not the presence of such Hazardous Materials arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Borrower or any other Person,

                                         (b) the violation or alleged violation of any Environmental Requirement affecting or applicable to the Secured Property or any activities thereon, regardless of whether or not the violation of such Environmental Requirement arose prior to the present ownership or operation of the property in question or as a result of the acts or omissions of Borrower or any other Person,

                                         (c) the breach of any warranty or covenant or the inaccuracy of any representation contained in the Loan Instruments pertaining to Hazardous Materials or other environmental matters, including the covenants contained in Sections 1.05E(2), (3), (4) and (5) and the representations and warranties contained in Sections 1.05E(4) and 2.03C and D,

                                         (d) the transport, treatment, recycling, storage or disposal or arrangement therefor, of any Hazardous Material to, at or from the Secured Property, or

                                         (e) the enforcement or attempted enforcement of this indemnity.

Borrower's obligations pursuant to the foregoing indemnity shall include the burden and expense of (x) defending against all Indemnified Claims, even if such Indemnified Claims are groundless, false or fraudulent, (y) conducting all negotiations of any description with respect to the Indemnified Claims, and (z) paying and discharging any and all Indemnified Claims, when and as the same become due, against or from Lender or any other Person indemnified pursuant to this Section 1.05E(1). Borrower’s obligations under this Section 1.05E(1) shall survive (i) the repayment of all sums due under the Note; (ii) the release of the Secured Property or any portion thereof from the lien of this Security Deed; (iii) the reconveyance of or foreclosure under this Security Deed (notwithstanding that all or a portion of the obligations secured by this Security Deed shall have been discharged thereby); (iv) the acquisition of the Secured Property by Lender; and/or (v) the transfer of all of Lender’s rights in and to the Note and/or the Secured Property. Notwithstanding the foregoing, Borrower shall have no liability to Lender under this subsection 1.05E(1) with respect to Environmental Damages and Environmental Claims that may be incurred by, imposed upon, or asserted against Lender, arising out of, related to, or in connection with Hazardous Materials in, upon, about or beneath the Secured Property or migrating to or from the Secured Property to the extent that the introduction to the Secured Property of such Hazardous Materials or the migration of such Hazardous Materials first occurs after the date upon which Lender (or its affiliate or designee) acquires fee title (i.e., not security title) to the Secured Property, but only if such introduction or migration does not arise from the acts or omissions of Borrower or its affiliates.

                               (2) Borrower shall maintain the Secured Property in compliance with, and shall not cause or permit the Secured Property to be in violation of, any applicable Environmental Requirements. Borrower shall not, and shall not permit any lessee or occupant of the Secured Property to, use, generate, manufacture, store, maintain, dispose of or permit to exist in, on, under or about the Secured Property any Hazardous Materials, except that Borrower may use and store nominal amounts of janitorial and cleaning supplies and other Hazardous Materials used in the ordinary course of operating and maintaining the Secured Property and Borrower and its tenants may stock goods held for resale in their original packaging, but all of the foregoing may be done only if in full compliance with all Environmental Requirements. Borrower shall, at all times, comply fully and in a timely manner, and cause all of its employees, agents, contractors and subcontractors and any other Persons occupying or present on the Secured Property to so comply, with all applicable Environmental Requirements.

                               (3) If an Event of Default exists, or if an Event of Default does not exist but Lender has reason to believe that a violation of Environmental Requirements may have occurred or Hazardous Materials may be affecting the Secured Property in violation of the covenants hereunder, then promptly, upon the written request of Lender, Borrower shall provide Lender, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Lender and in a form acceptable to Lender, assessing the presence or absence of any Hazardous Materials and the potential costs in connection with the abatement, cleanup or removal of any Hazardous Materials found in, on, under or about the Secured Property. Borrower shall cooperate in the conduct of such site assessment or environmental audit.

                               (4) Borrower represents and warrants that (a) no enforcement, cleanup, removal or other governmental or regulatory action has, at any time, been instituted, contemplated or threatened against Borrower, or to its best knowledge, the Secured Property, pursuant to any Environmental Requirements; (b) to the best of its knowledge, no violation or noncompliance with any Environmental Requirements has occurred with respect to the Secured Property at any time; and (c) no claims have, at any time, been made or threatened by any third party against the Secured Property or against Borrower with respect to the Secured Property, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in this Section 1.05E(4) (a), (b) and (c) are herein referred to as "Hazardous Materials Claims"). Borrower shall promptly advise Lender, in writing, if any Hazardous Materials Claims are hereafter asserted, or if Borrower obtains knowledge of any Release of any Hazardous Materials in, on, under or about the Secured Property.

                               (5) Without Lender's prior written consent, Borrower shall not (a) take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Secured Property, or (b) enter into any settlement agreement, consent decree or other compromise in respect of any such Hazardous Materials or any Hazardous Material Claims. However, Lender’s prior consent shall not be necessary in the event that the presence of any Hazardous Materials in, on, under or about the Secured Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lender’s consent before taking such action. In such event, Borrower shall notify Lender as soon as practical of any action so taken. Lender shall not withhold its consent, where such consent is required hereunder, if either (a) a particular remedial action is ordered by a court of competent jurisdiction, or (b) Borrower establishes to the satisfaction of Lender that there is no reasonable alternative to such remedial action which would result in less impairment to the Secured Property.

                               (6) Lender, if it so elects, shall have the right to join and participate as a party in any legal proceedings or actions initiated by any Person in connection with any Hazardous Materials Claim and, in such case, Borrower shall pay all of Lender’s attorneys’ fees and expenses incurred in connection therewith.

                     F. Compliance With Instruments of Record. Borrower shall promptly perform and observe, or cause to be performed and observed, all terms, covenants and conditions of all instruments of record affecting the Secured Property, non-compliance with which may affect the priority of the lien of this Security Deed, or which may impose any duty or obligation upon Borrower or any lessee or other occupant of the Secured Property or any part thereof. Borrower shall do or cause to be done all things necessary to preserve intact and unimpaired all easements, appurtenances and other interests and rights in favor, or constituting any part, of the Secured Property.

                     G. Alteration of Secured Property. Borrower shall not demolish, remove, construct, restore, add to or alter any portion of the Secured Property or any extension thereof, or consent to or permit any such demolition, removal, construction, restoration, addition or alteration without Lender's prior written consent, except for (1) initial tenant improvement work provided for in any Lease in effect on the date hereof and in any other Lease approved by Lender in writing, and (2) ordinary, non-structural maintenance work.

                     H. Parking. Borrower shall comply with all Legal Requirements for parking and shall grant no parking rights in the Secured Property other than those provided for in existing Leases, except with Lender's prior written consent. The Secured Property shall contain at all times not less than the greater of 608 on-site parking spaces for standard-size American automobiles, or the minimum number of parking spaces required for compliance with applicable Legal Requirements, all such parking spaces to be located upon the Land. If any part of the automobile parking areas included within the Secured Property is taken by condemnation or such areas are otherwise reduced, Borrower shall provide parking facilities in kind, size and location as required to comply with all Leases and with the parking requirements set forth herein. Any lease or other contract for such facilities must be assignable and must be otherwise in form and substance satisfactory to Lender. Before entering into any such lease or other contract, Borrower will furnish to Lender satisfactory assurance of the completion of such facilities free of all liens and in conformity with all Legal Requirements.

                     I. Entry on Secured Property. Lender or its representatives may enter upon and inspect the Secured Property at all reasonable times, upon at least twelve (12) hours prior notice (which may be telephonic notice, notwithstanding the provisions of Section 5.07 hereof), provided that in the event of emergency, no prior notice shall be required.

                     J. No Consent to Alterations or Repairs. Nothing contained in this Security Deed shall in any way constitute the consent or request of Lender, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of the Secured Property or any part thereof.

                     K. Preservation of Lien; Mechanic's Liens. Borrower shall do or cause to be done everything necessary so that the lien of this Security Deed shall be fully preserved, at the sole cost of Borrower. Borrower shall discharge, pay or bond, or cause to be discharged, paid or bonded, from time to time when the same shall become due, all lawful claims and demands of mechanics, material men, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Secured Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom.

                     L. Use of Secured Property by Borrower. Borrower shall use, or cause to be used, the Secured Property principally and continuously as and for a Class A industrial warehouse. Borrower shall not use, or permit the use of, the Secured Property or any part thereof, for any other principal use without the prior written consent of Lender. Borrower shall not initiate or acquiesce to any change in any zoning or other land use classification now or hereafter in effect and affecting the Secured Property or any part thereof without in each case obtaining Lender's prior written consent thereto.

                     M. Use of Secured Property by Public. Borrower shall not suffer or permit the Secured Property, or any part thereof, to be used by the public as such, without restriction or in such manner as might impair Borrower's title to the Secured Property or any part thereof, or in such manner as might make possible a claim or claims of adverse usage or adverse possession, or of any implied dedication to the public of the Secured Property or any part thereof.

                     N. Management. Management of the Premises shall be satisfactory to Lender and shall be performed by Borrower or a management company approved in writing by Lender and under a management contract satisfactory to Lender, which management contract shall be subject and subordinate to the rights and title of Lender under this instrument.

           1.06 Financial Information and Other Reporting.

                     A. Financial Statements. Borrower shall keep and maintain complete and accurate books and records of the earnings and expenses of the Secured Property and, without expense to Lender, furnish to Lender, within one hundred twenty (120) days after the end of each fiscal year of Borrower, an annual financial statement prepared and certified by an independent certified public accountant reasonably satisfactory to Lender, in accordance with generally accepted accounting principles relating to real estate consistently applied, which shall include: (1) a statement of financial position by Borrower with respect to the Secured Property, (2) a statement of cash flows by Borrower with respect to the Secured Property, (3) a detailed summary of operations relating to the ownership and operation of the Secured Property, including, all rents and other income derived therefrom and all operating and capital expenses paid or incurred in connection therewith,(4) a certified rent roll with respect to the Secured Property, and (5) such interim statements of financial position and cash flows and such interim summaries of operations and interim rent rolls, as may be required by Lender. Borrower shall also furnish, or cause to be furnished, to Lender, within one hundred twenty (120) days after the end of each fiscal year of each Guarantor, if any, an annual audited financial statement, prepared and certified by an independent, certified public accountant, reasonably satisfactory to Lender, in accordance with generally accepted accounting principles, consistently applied.

                     B. Right to Inspect Books and Records. Lender or its representatives shall have the right to examine and make copies of all books and records and all supporting vouchers and data related to the Secured Property. Such examination may occur at the Secured Property or at Borrower's principal place of business and shall be at Borrower's sole cost and expense.

                     C. Other Reporting/Systemax. Borrower shall, without expense to Lender, furnish to Lender, periodically as requested by Lender, but also at the same time as financial statements are provided to Lender pursuant to this Section 1.06, statements satisfactory to Lender that Systemax Inc. is in good standing on any bank lines of credit or other financial obligations which Systemax Inc. may have, now or at any time in the future. In the event Systemax Inc. receives any notice of default on any such financial obligation, Borrower shall cause Systemax Inc. to immediately give notice to Lender of such matter, in sufficient detail as required by Lender. Borrower shall cause Systemax Inc. to provide to Lender a contact name, phone number and address for each financial institution to which Systemax Inc. has obligations, and permission to Lender and such financial institutions for Lender to obtain verification from time to time that Systemax Inc. is current in its obligations to such financial institution(s). Furthermore, Lender will provide such financial institutions with notice of the making of the loan secured by this Security Deed and that Lender will, periodically upon request of such financial institutions, verify whether or not the Obligations are current.

           1.07 Condemnation.

                     A. Lender's Right to Participate in Proceedings. If the Secured Property, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain (collectively, "Condemnation Proceedings"), Lender shall have the right to participate in any such Condemnation Proceedings and all awards or payments (collectively, "Award") that may be made in any such Condemnation Proceedings are hereby assigned to Lender, and shall be deposited with Lender and applied in the manner set forth in this Section 1.07. Borrower shall give Lender immediate notice of the actual or threatened commencement of any Condemnation Proceedings affecting all or any part of the Secured Property, including all such Condemnation Proceedings as to severance and consequential damage and change in grade in streets, and will deliver to Lender copies of any and all papers served or received in connection with any Condemnation Proceedings. Notwithstanding the foregoing, Lender is hereby authorized, at its option, to commence, appear in and prosecute in its own or Borrower's name any action or proceeding relating to any Condemnation Proceedings and to settle or compromise any claim in connection therewith. No settlement for the damages sustained in connection with any Condemnation Proceedings shall be made by Borrower without Lender's prior written approval. Borrower shall execute any and all further documents that may be required in order to facilitate the collection of each Award.

                     B. Application of Condemnation Award. (1) If at any time title or temporary possession of the whole or any part of the Secured Property shall be taken in any Condemnation Proceeding or pursuant to any agreement among Borrower, Lender and/or those authorized to exercise the right of condemnation, Lender, in its discretion and without regard to the adequacy of its security hereunder, shall have the right to apply any Award received to payment of the Obligations whether or not due, in such order as Lender shall determine. If all or substantially all of the Secured Property is taken and the amount of the Award received by Lender is not sufficient to pay the then unpaid balance of the Obligations, the balance of the Obligations shall, at the option of Lender, become immediately due and payable and Borrower shall, within ten (10) days after notice to Borrower that Lender has so applied the Award, pay the difference between such balance and the amount of the Award. "Substantially all of the Secured Property" shall be deemed to have been taken if the balance of the Secured Property, in the opinion of Lender,(a) cannot be restored to a self-contained and architecturally complete unit or units or (b) the balance of the Secured Property as restored will not be economically viable and capable of supporting all carrying charges and operating and maintenance expenses.

                               (2) Notwithstanding any provision contained herein to the contrary, but subject to the provisions of Section 1.07B(3), if less than substantially all of the Secured Property shall be taken in a Condemnation Proceeding (except for a taking (a) of more than fifty percent (50%) of the leaseable area of the Improvements, (b) of more than fifty percent (50%) of the parking spaces or such lesser amount as may cause the Secured Property to not be in compliance with then-applicable laws and ordinances, and/or (c) that affects access to the Premises or any part thereof from a public right of way), Lender shall, after deducting Lender's costs in connection with collection, review and disbursement related to the Award and the Condemnation Proceeding, apply the balance of the Award to the cost of restoring, repairing or altering the remaining portion of the Secured Property, subject to the provisions of Section 1.03(H) (which provisions shall apply in all respects except that any reference therein to Proceeds shall be deemed to refer to the Award), and Borrower will promptly restore, repair or alter the remaining Secured Property, subject to the provisions of Section 1.03(H). The provisions of this Section 1.07(B)(2) shall not apply unless Borrower shall furnish to Lender evidence satisfactory to Lender that the Secured Property, as so restored, reconstructed or altered, and its use would fully comply with all Legal Requirements. The balance of the Award so deposited with Lender, after disbursement in accordance with this Section 1.07(B)(2), shall be applied to the payment of the Obligations, whether or not due, in such order as Lender shall determine. The Award and other sums deposited with Lender, until disbursed or applied as provided in this Section 1.07)B)(2), may be commingled with the general funds of Lender, shall constitute additional security for the Obligations, and shall not bear interest.

                               (3) In all cases in which any taking occurs during the last twenty-four (24) months prior to the Maturity Date, or in Lender's judgment, Borrower is not proceeding with the repair or restoration in a manner that would entitle Borrower to have the Award disbursed to it, or for any other reason Lender determines, in its judgment, that Borrower shall not be entitled to the Award pursuant to the terms of this Security Deed, Lender, without regard to the adequacy of its security hereunder, shall have the right to apply the Award to payment of the Obligations, whether or not due, in such order as Lender shall determine.

                     C. Reimbursement of Costs. In the case of any taking covered by the provisions of this Section 1.07, Lender (to the extent that Lender has not been reimbursed therefor by Borrower) shall be entitled, as a first priority, to reimbursement out of any Award for all reasonable costs, fees, and expenses incurred in the determination and collection of the Award.

                     D. Existing Obligations. Notwithstanding any taking by Condemnation Proceedings or any application of the Award to the Obligations, Borrower shall continue to pay the monthly installments due pursuant to the Note, as well as all other sums secured by this Security Deed. If prior to Lender's receipt of the Award, the Secured Property shall have been sold through foreclosure of this Security Deed or other similar proceeding, Lender shall have the right to receive the Award to the extent that any portion of the Obligations are still unpaid after application of the proceeds of the foreclosure sale or similar proceeding, with interest thereon at the Increased Rate, plus attorneys' fees and other costs and disbursements incurred by Lender in connection with the collection of the Award and in establishing the amount of, and collecting, any deficiency. The application of the Award to the Obligations, whether or not then due or payable, shall not postpone, abate or reduce any of the periodic installments of interest or principal thereafter to become due pursuant to the Note or this Security Deed until the Obligations are paid and performed in full.

           1.08 Leases.

                     A. Performance of Lessor's Covenants. Borrower, as lessor, has entered and will enter into leases or licenses with tenants, as lessees or licensees, respectively, for parts or all of the Secured Property (all such leases and licenses are hereinafter referred to individually as a "Lease" and collectively as "Leases" and the lessees or licensees under such Leases are hereinafter referred to individually as a "Lessee" and collectively as "Lessees"). Borrower shall faithfully perform the lessor's covenants under the Leases. Borrower shall neither do, nor neglect to do, nor permit to be done (other than enforcing the terms of such Leases and exercising the lessor's remedies thereunder following a default or event of default on the part of any Lessee in the performance of its obligations pursuant to the Lease), anything which may cause the modification or termination of any of the Leases, or of the obligations of any Lessee or any other person claiming through such Lessee, or which may diminish or impair the value of any Lease or the rents provided for therein, or the interest of the lessor or of Lender therein or thereunder. Each Lease shall make provision for the attornment of the Lessee thereunder to any person succeeding to the interest of Borrower as the result of any judicial or nonjudicial foreclosure or transfer in lieu of foreclosure hereunder, such provision to be in form and substance approved by Lender, provided that nothing herein shall be construed to require Lender to agree to recognize the rights of any lessor under any Lease following any such foreclosure or transfer in lieu thereof unless Lender shall expressly hereafter agree thereto in writing with respect to a particular Lease.

                     B. Notice of Default. Borrower shall give Lender immediate notice of any notice of a material default or of any Event of Default, extension, renewal, expansion, surrender or cancellation given to or received from any Lessee or from any other Person with respect to any Lease and shall furnish Lender with a copy of each such notice.

                     C. Representations Regarding Leases. Borrower represents and warrants that (1) all representations made by it in the Leases are true; (2) all Improvements and the leased space demised and let pursuant to each Lease have been completed to the satisfaction of the applicable Lessee; (3) each Lessee is in possession of its leased space, has opened for business and has commenced payment of Rent under its Lease; (4) all Rents and other charges due and payable under the Leases have been paid; (5) no Rent has been prepaid, except as expressly provided pursuant to the applicable Lease; (6) there is no existing default or breach of any covenant or condition on the part of any Lessee or lessor under any Lease; (7) there are no options to purchase all or any portion of the Secured Property contained in any Lease; (8) there are no options to renew, cancel, extend or expand by any Lessee except as stated in the Leases; (9) there are no amendments of or modifications to any Leases except as disclosed in writing to Lender; (10) Borrower is the absolute owner of each Lease with full right and title to assign the same and the Rents thereunder to Lender; (11) each Lease is valid and in full force and effect; (12) there is no outstanding assignment or pledge thereof or of the Rents due or to become due; (13) no Lessee has any defense, set-off or counterclaim against Borrower; (14) no Rents payable pursuant to any Lease have been or will be anticipated, discounted, released, waived, compromised or otherwise discharged, except as may be expressly permitted by such Lease; and (15) all Leases are subject and subordinate to this Security Deed.

                     D. Covenants Regarding Leases. Borrower shall not, without the prior written consent of Lender obtained in each instance:

                               (1) lease to any Person, all or any part of the space in, on or over any of the Premises;

                               (2) cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of any Lease or any guaranty of any Lease;

                               (3) modify any Lease so as to (i) reduce the term thereof or the Rents payable thereunder, (ii) change any renewal provision contained therein, (iii) otherwise increase any obligation of Borrower thereunder, or (iv) reduce any obligation of Lessee thereunder;

                               (4) commence any summary proceeding or other action to recover possession of any space demised pursuant to any Lease, other than a proceeding brought in good faith by reason of a default of any Lessee;

                               (5) receive or collect, or permit the receipt or collection of, any Rents for more than one month in advance of the payment due dates;

                               (6) take any other action with respect to any Lease which would tend to impair the security of Lender pursuant to this Security Deed;

                               (7) extend any present Lease other than in accordance with the terms presently provided for therein;

                               (8) execute any agreement or instrument or create or permit a lien which may be or become superior to any Lease;

                               (9) suffer or permit to occur any release of liability of any Lessee or the accrual of any right in any Lessee to withhold payment of any Rent;

                               (10) sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by merger, consolidation, operation of law or otherwise, any Lease or any Rents;

                               (11) alter, modify or change the terms of any guaranty of any Lease or consent to the release of any party thereto;

                               (12) request, consent, agree to, or accept, the subordination of any Lease to any mortgage (other than this Security Deed) or other encumbrance now or hereafter affecting the Premises; or

                               (13) consent to the assignment of any Lease or any subletting of the Premises demised pursuant to any Lease, subject to the following provisos:

(i) so long as prompt written notice is delivered to Lender of any such assignment or subletting, the tenant's interest under a Lease may be assigned or sublet if such assignment or subletting is expressly permitted under the terms of the applicable Lease without the requirement of consent by the landlord thereunder; and

(ii) if Lender's consent to such assignment or subletting is required hereunder, then Lender will not unreasonably withhold its consent; and

(iii) notwithstanding the immediately preceding clauses, and in addition thereto, if the assignment or subletting relates to that certain Lease Agreement dated April 1, 2002 between Borrower as lessor and Global Computer Systems, Inc. as lessee, as the same may be modified or amended from time to time (the "GCS Lease"), it shall be a requirement of any assignment or subletting that neither the original lessee nor Systemax Inc. as guarantor under that certain Guaranty dated April 1, 2002 relating to the GCS Lease shall be released from its liability thereunder, and furthermore, that Systemax Inc., at the time of any such assignment or subletting, shall reaffirm in writing that its obligations under said Guaranty are in full force and effect and unmodified and that there are no defenses to enforcement of said Guaranty (and if for any reason Borrower desires that Systemax Inc. be released from said Guaranty in connection with such assignment or subletting, Lender may require a guaranty from a substitute guarantor, having at least the net worth and financial strength of Systemax Inc. on the date of this Instrument, determination of which shall be in Lender's sole and absolute discretion).

                     Without limitation of the foregoing requirements that Lender's consent be obtained before termination of a Lease, Borrower covenants to give prompt written notice to Lender of any termination of the GCS Lease, specifying the date of termination.

                     E. Application of Rents. Borrower shall use and apply all Rents from the Secured Property first to the payment and performance of the Obligations in accordance with the terms of the Loan Instruments, and then to the payment of all Impositions and the costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Secured Property in accordance with the requirements of this Security Deed and the obligations of Borrower as the lessor under any Lease. Borrower shall not use any Rents for purposes unrelated to the Secured Property unless and until all current payments of the Obligations, Impositions and such costs and expenses have been paid or provided for and adequate cash reserves have been set aside to ensure the timely future payment of all such items.

                     F. Indemnity Against Unapproved Lease Modifications and Amendment In the event that Lender or any grantee or assignee of Lender takes title to, or otherwise comes into possession of, the Secured Property and thereafter a Lessee under a Lease attorns to Lender or such other party pursuant to a Subordination, Non-Disturbance and Attornment Agreement entered into by Lender and such Lessee, Borrower hereby indemnifies and holds Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind or nature against or incurred by Lender arising out of the enforcement by any Lessee against Lender or any grantee or assignee of Lender, of any affirmative claim, cost or expense, or any defense, abatement or right of set off under any modification or amendment to a Lease which is binding upon Lender and which was entered into by Borrower after the date of this Security Deed in violation of the requirements of subsection 1.08D hereof.

           1.09 Assignment of Leases, Rents, Income, Profits and Cash Collateral.

                     A. Assignment; Discharge of Obligations. Borrower hereby unconditionally, absolutely and presently bargains, sells, grants, assigns, releases and sets over unto Lender (1) all Leases and all other tenancies, occupancies, subleases, franchises and concessions of the Land or Improvements or which in any way affect the use or occupancy of all or any part of the Land or Improvements, and any other agreements affecting the use and occupancy of all or any part of the Land or Improvements, in each case, whether now or hereafter existing, and all right, title and interest of Borrower thereunder, including all rights to all security or other deposits, (2) all guarantees of the Obligations of any lessee, licensee or other similar party under any of the foregoing, whether now or hereafter existing, and (3) the Rents, regardless of whether the Rents accrue before or after foreclosure or during the full period of redemption. For the aforesaid purpose, Borrower does hereby irrevocably constitute and appoint Lender its attorney-in-fact, in its name, to receive and collect all Rents, as the same accrue, and, out of the amount so collected, Lender, its successors and assigns, are hereby authorized (but not obligated) to pay and discharge the Obligations (including any accelerated Obligations) in such order as Lender may determine and whether due or not, and to pay the remainder, if any, to Borrower, or as otherwise required by law. Neither this assignment nor any such action shall constitute Lender as a "mortgagee in possession" or otherwise make Lender responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Lender, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Secured Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of the Secured Property or any part thereof by such receiver, be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Secured Property or the use, occupancy, enjoyment or operation of all or any portion thereof. The assignment of all Leases and Rents in this Section 1.09 is intended to be an absolute, unconditional and present assignment from Borrower to Lender and not merely the passing of a security interest. Borrower shall, at any time or from time to time, upon request of Lender, execute and deliver any instrument as may be requested by Lender to further evidence the assignment and transfer to Lender of Borrower's interest in any Lease or Rents. Nothing herein shall in any way limit Lender's remedies or Borrower's Obligations under the Assignment.

                     B. Entry Onto Secured Property; Lease of Secured Property. Lender, at its option, may enter and take possession of the Secured Property and manage and operate the same as provided in Section 4.01, such management and operation to include the right to enter into Leases and new agreements and to take any action which, in Lender's judgment, is necessary or proper to conserve the value of the Secured Property. The expenses (including any receiver's fees, attorneys' fees and agent's compensation) incurred pursuant to the powers herein contained shall be secured hereby. Lender shall not be liable to account to Borrower for any action taken pursuant hereto other than to account for any Rents actually received by Lender.

                     C. License to Manage Secured Property. Notwithstanding anything to the contrary contained in Section 1.09A or Section 1.09B, so long as there shall exist no Event of Default hereunder, Borrower shall have the revocable license to manage and operate the Secured Property, including the right to enter into Leases, and collect all Rents as they accrue (but not more than one month in advance).

                     D. Delivery of Assignments. Borrower shall execute such additional documents as may be requested from time to time by Lender, to evidence the assignment to Lender or its nominee of any Leases now or hereafter made, such assignment documents to be in form and content acceptable to Lender. Borrower shall deliver to Lender, within thirty (30) days after Lender's request (1) a duplicate original or photocopy of each Lease which is at the time of such request outstanding upon the Secured Property and (2) a complete schedule, certified by Borrower, of each Lease, showing the unit number, type, Lessee name, monthly rental, date to which Rents have been paid, term of Lease, date of occupancy, date of expiration, existing defaults, if any, and every special provision, concession or inducement granted to such Lessee.

                     E. Indemnity. Borrower shall assert no claim or liability related to Lender's exercise of its rights pursuant to this Section 1.09. Borrower expressly waives all such claims and liabilities. Borrower hereby holds Lender harmless from and against any and all claims, liabilities and expenses of any kind or nature against or incurred by Lender arising out of Lender's exercise of its rights pursuant to this Section 1.09, including Lender's management, operation or maintenance of the Secured Property or the collection and disposition of Rents.

           1.10 Further Assurances.

                     A. General; Appointment of Attorney-in-Fact. Upon request by Lender, from time to time, Borrower shall prepare, execute and deliver, or cause to be prepared, executed and delivered, to Lender, all instruments, certificates and other documents which may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect or continue and preserve the Obligations and the lien of this Security Deed. Upon any failure by Borrower to do so, Lender may prepare, execute and record any such instruments, certificates and documents for and in the name of Borrower and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower for such purposes. This power is coupled with an interest and shall be irrevocable so long as any part of the Obligations remain unpaid or unperformed. Borrower shall reimburse Lender for all sums expended by Lender in preparing, executing and recording such instruments, certificates and documents and such sums shall be secured by this Security Deed.

                     B. Statement Regarding Obligations. Borrower shall, within ten (10) days after request by Lender, furnish Lender with a written statement, duly acknowledged, setting forth (1) the unpaid principal balance of the Loan and the accrued but unpaid interest thereon,(2) whether or not any setoffs or defenses exist against the payment of such principal or interest, and (3) if such setoffs or defenses exist, the particulars thereof.

                     C. Additional Security Instruments. Borrower, from time to time and within fifteen (15) days after request by Lender, shall execute, acknowledge and deliver to Lender such chattel mortgages, security agreements or other similar security instruments, in form and substance satisfactory to Lender, covering all property of any kind whatsoever owned by Borrower or in which Borrower may have any interest which, in the opinion of Lender, is necessary to the operation and maintenance of the Secured Property or is otherwise a part of the Secured Property. Borrower, from time to time and within fifteen (15) days after request by Lender, shall also execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement, supplementary mortgage or other document as Lender may request in order to perfect, preserve, continue, extend or maintain the security interest under, and the priority of, this Security Deed or such chattel mortgage or other security instrument, as a first lien. Borrower shall pay to Lender on demand all costs and expenses incurred by Lender in connection with the preparation, execution, recording, filing and refiling of any such instrument or document, including charges for examining title and attorneys' fees and expenses for rendering an opinion as to the priority of this Security Deed and of each such chattel mortgage or other security agreement or instrument as a valid and subsisting first lien on such property. Neither a request so made by Lender, nor the failure of Lender to make such a request, shall be construed as a release of such property, or any part thereof, from the lien of this Security Deed. This covenant and each such mortgage, chattel or other security agreement or instrument, delivered to Lender are cumulative and given as additional security. Borrower shall pay all premiums and related costs in connection with any title insurance policy or policies in full or partial replacement of the title insurance policy now insuring or which will insure the lien of this Security Deed.

                     D. Security Agreement. This Security Deed shall constitute a security agreement under Article 9 of the Code with respect to the Personal Property covered by this Security Deed. Pursuant to the applicable Granting Clauses hereof, Borrower has granted Lender a security interest in the Personal Property and in all additions and accessions thereto, substitutions therefor and proceeds thereof for the purpose of securing all Obligations now or hereafter secured by this Security Deed. The following provisions relate to such security interest:

                               (1) The Personal Property includes all now existing or hereafter acquired or arising equipment, inventory, accounts, chattel paper, instruments, documents, deposit accounts, investment property, letter-of-credit rights, commercial tort claims, supporting obligations and general intangibles now or hereafter used or procured for use on the Premises or otherwise relating to the Premises. If Borrower shall at any time acquire a commercial tort claim relating to the Premises, Borrower shall immediately notify Lender in a writing signed by Borrower of the brief details thereof and grant to Borrower a security interest therein and in the proceeds thereof.

                               (2) Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the collateral as "all of the Borrower's assets used or procured for use or otherwise relating to" the Premises or words of similar effect, or as being of equal or lesser scope or in greater detail, and to indicate the Premises as defined, or in a manner consistent with the term as defined, in this Security Deed and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the filing office for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower. Borrower agrees to provide any such information to Lender promptly upon request. Borrower also ratifies its authorization for Lender to have filed in any filing office in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Borrower shall pay to Lender, from time to time, upon demand, any and all costs and expenses incurred by Lender in connection with the filing of any such initial financing statements and amendments, including attorneys' fees and all disbursements. Such costs and expenses shall bear interest at the Increased Rate from the date paid by Lender until the date repaid by Borrower and such costs and expenses together with such interest, shall be part of the Obligations and shall be secured by this Security Deed.

                               (3) Borrower shall any time and from time to time take such steps as Lender may reasonably request for Lender to obtain "control" of any Personal Property for which control is a permitted or required method to perfect or to insure priority of the security interest in such Personal Property granted hereby.

                               (4) Upon the occurrence of an Event of Default, Lender shall have the rights and remedies of a secured party under the Code as well as all other rights and remedies available at law or in equity or under this Security Deed.

                               (5) {intentionally omitted}

                               (6) If Borrower does not have an organizational identification number and later obtains one, Borrower shall forthwith notify Lender of such organizational identification number.

                               (7) Terms defined in the Code and not otherwise defined in this Security Deed have the same meanings in this Section 1.10D as are set forth in the Code. In the event that a term is used in Article 9 of the Code and also in another Article of the Code, the term used in this Section 1.10D is that used in Article 9. The term "control", as used in this Paragraph, has the meaning given in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Code, as applicable.

                     E. Preservation of Borrower's Existence. Borrower shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its formation and of the State, and shall comply with all applicable Legal Requirements.

                     F. Further Indemnities. In addition to any other indemnities contained in the Loan Instruments, Borrower hereby agrees to indemnify and hold Lender harmless from and against all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and engineers' fees and disbursements, and attorneys' fees and disbursements, which may be imposed upon, incurred or asserted against Lender by reason of: (1) the construction of the Improvements, (2) any capital improvements, other work or things, done in, on, under or about the Secured Property or any part thereof, (3) any use, nonuse, misuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Secured Property or any part thereof or any street, drive, sidewalk, curb, passageway or space adjacent thereto, (4) any negligence or willful act or omission on the part of Borrower, any Lessee or any agent, contractor, servant, employee, licensee or invitee of any Lessee or of Borrower, (5) any accident, injury (including death) or damage to any person or property occurring in, on, under or about the Secured Property or any part thereof or in, on, under or about any street, drive, sidewalk, curb, passageway or space adjacent thereto, (6) any default under any Loan Instrument or any Event of Default, (7) any lien or claim arising or alleged to have arisen on or against the Secured Property or any part thereof under any Legal Requirement or any liability asserted against Lender with respect thereto, (8) any tax attributable to the execution, delivery, filing or recording of any Loan Instrument, (9) any contest permitted pursuant to the provisions of this Security Deed, or (10) the enforcement or attempted enforcement of this indemnity.

                     G. Absence of Insurance. The obligations of Borrower under this Security Deed and the other Loan Instruments shall not in any way be affected by (1) the absence, in any case, of adequate insurance, (2) the amount of the insurance or (3) the failure or refusal of any insurer to perform any obligation required to be performed by it pursuant to any insurance policy affecting the Secured Property. If any claim, action or proceeding is made or brought against Lender by reason of any event as to which Borrower is obligated to indemnify Lender, then, upon demand by Lender, Borrower, at Borrower's sole cost and expense, shall resist or defend such claim, action or proceeding in Lender's name, if necessary, by such attorneys as Lender shall approve. Notwithstanding the foregoing, Lender may engage its own attorneys, in its discretion, to defend it or to assist in its defense, and Borrower shall pay the fees and disbursements of such attorneys and, until so paid, such amounts shall bear interest at the Increased Rate and shall be secured by this Security Deed.

                     H. Lost Note. Upon Lender furnishing to Borrower an affidavit stating that the Note has been mutilated, destroyed, lost or stolen, Borrower shall deliver to Lender, in substitution therefor, a new note containing the same terms and conditions as the Note, with a notation thereon of the unpaid principal balance and accrued and unpaid interest thereon.

           1.11 Transfer or Further Encumbrances.

                     A. Continuing Ownership and Management. Borrower acknowledges that the continuous ownership of the Secured Property and its continuous management and operational control by Borrower are material to the making of the Loan.

                     B. Transfer or Encumbrance of Secured Property. Borrower shall not, without the prior written consent of Lender, voluntarily or involuntarily, by operation of law or otherwise, transfer or dispose of, or suffer any third party to transfer or dispose of, all or any part of the Secured Property, the Rents, or any interest therein or the management and operation by Borrower of the Secured Property. Without limiting the generality of the foregoing, for purposes of this Section 1.11, a transfer or disposition of the Secured Property (or the Rents, as applicable) or any part thereof or interest therein shall include (1) the change of Borrower's type of organization, jurisdiction of organization or other legal structure, (2) the transfer of the Secured Property or any part thereof or interest therein to a cooperative corporation or association, (3) the conversion of all or any part of the Secured Property or interest therein to a condominium form of ownership, (4) the execution of a contract to sell or option to purchase all or any part of the Secured Property or any interest therein, (5) any lease for space in any Improvements for purposes other than occupancy by the tenant, (6) any lease for space in the Improvements containing an option to purchase, (7) any direct or indirect sale, assignment, conveyance, transfer (including a transfer as a result of or in lieu of condemnation) or other alienation of all or any part of the Rents or the Secured Property or any interest therein, (8) the creation of a lien or other encumbrance on the Secured Property or the Rents or any part thereof or interest therein, (9) any assignment, pledge, hypothecation, grant of security interest in, or the execution of a conditional sale or a title retention agreement with regard to, all or any part of the Secured Property or the Rents and (10) unless Borrower has provided Lender with at least thirty (30) days prior written notice thereof, any change of Borrower's name, place of business or, if Borrower has more than one place of business, any change of its chief executive office, or any change of Borrower's mailing address or organizational identification number if it has one. Any such action described in this Section 1.11B is herein called a "Transfer" and all Transfers are prohibited without the prior written consent of Lender. A Transfer shall also include any of the following events, whether made directly or through an intermediary, and whether made in one transaction or effected in more than one transaction:

                               (a) If Borrower or any partner or member of Borrower is a corporation, a transfer or disposition of any of the outstanding voting stock of Borrower or such partner or member of Borrower or of any other corporation directly or indirectly owning or controlling 50% or more of the voting stock of Borrower or such partner or member, provided that this clause (a) shall not apply to the stock of any corporation having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System;

                               (b) If Borrower or any partner or member of Borrower is a partnership, a transfer or disposition of any partnership interest in Borrower or in such partner or member of Borrower;

                               (c) If Borrower or any partner or member of Borrower is a limited liability company, a transfer or disposition of any membership or manager interest in Borrower or in such partner or member of Borrower; or

                               (d) If Borrower or any partner or member of Borrower is a trust or other entity, a transfer or disposition of any of the beneficial interests in Borrower or such partner or member of Borrower.

For purposes of the preceding sentence a Transfer shall include any direct or indirect sale, any execution of a contract or other agreement to sell or option to purchase such stock or such partnership, membership or other beneficial interests, or any assignment or pledge of such stock or such partnership, membership or other beneficial interests, including any assignment or pledge for security purposes. Notwithstanding the foregoing, regardless of whether or not any transfer of (i) any interest in Borrower or in any of its constituent entities or (ii) any voting stock in any corporation directly or indirectly owning 50% or more of the voting stock of Borrower or of any of its constituent entities (the "Related Corporation"), is prohibited or not by this Section 1.11, no shareholder, partner, member or other beneficial owner of Borrower or of any of its constituent entities and no shareholder of any Related Corporation may pledge or assign for security purposes any of their respective interest(s) in Borrower or its constituent entities or in any Related Corporation, as applicable. Any pledge or assignment prohibited by the previous sentence shall be included in the term Transfer.

                     C. Acceleration of Obligations. In the event of a Transfer without the prior written consent of Lender, Lender may, without limiting any other right or remedy available to Lender at law, in equity or by agreement with Borrower, and in Lender's discretion, and without regard to the adequacy of its security, accelerate the maturity of the Note and require the payment of all then existing Obligations, including the Make-Whole Amount provided in Section 4.06. The giving of consent by Lender to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

           1.12 Expenses. Promptly after Lender's demand therefor, Borrower shall pay Lender for all costs and expenses, including attorneys' fees and expenses and costs of obtaining evidence of title, incurred by Lender in connection with any action, suit, legal proceeding, claim or dispute (a) arising under or in connection with the performance of any rights or obligations under any Loan Instrument or affecting the Obligations or the Secured Property, (b) involving any insurance proceeds or condemnation awards with respect to the Secured Property, (c) to protect the security hereof, (d) as to any concern of Lender with the condition of the Secured Property, or (e) of any other kind or nature in which Lender is made a party relating to the Secured Property or the Loan, or appears as a party, including those related to the estate of an insolvent or decedent or any bankruptcy, receivership, or other insolvency under any chapter of the Bankruptcy Code (Title 11 of the United States Code), as amended, or any other insolvency proceeding or any exercise of the power of sale or judicial foreclosure as set forth in this Security Deed. If the Obligations are referred to attorneys for collection, foreclosure or any cause set forth in Article III, Borrower shall pay all costs and expenses incurred by Lender, including attorneys' fees and expenses, all costs of collection, litigation costs and costs (which may be estimated as to items to be expended after completion of any foreclosure or other action) of procuring title insurance policies, whether or not obtained, Torrens certificates and similar assurances with respect to title and value as Lender may deem necessary together with all statutory costs, with or without the institution of an action or proceeding. All costs and expenses described in this Section 1.12, with interest thereon at the Increased Rate from the date paid by Lender to the date paid by Borrower, shall be paid by Borrower on demand, and shall be secured by this Security Deed.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

                     Borrower represents and warrants:

           2.01 Warranty of Title. Borrower (a) lawfully owns and holds title to the Secured Property (other than the Personal Property), in fee simple, subject to no mortgage, lien, charge or other encumbrance, except as specifically set forth in the title insurance policy issued to Lender upon recordation of this Security Deed, (b) has full power and lawful authority to grant, bargain, sell, convey, assign, release, pledge, set over, transfer and mortgage the Secured Property as set forth herein,(c) lawfully owns and holds title to the Personal Property subject to no mortgage, lien, charge or other encumbrance, and (d) does warrant and will defend the title to the Secured Property against all claims and demands whatsoever.

          2.02 Ownership of Additional or Replacement Improvements and Personal Property. All Improvements and Personal Property hereafter affixed, placed or used by Borrower on the Secured Property shall be owned by Borrower free from all mortgages, liens, charges or other encumbrances.

           2.03 No Pending Material Litigation or Proceeding; No Hazardous Materials.

                     A. Proceedings Affecting Borrower. There are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Borrower, threatened, against or affecting Borrower, or any Guarantor, or against any shareholder, general partner or member of Borrower or any Guarantor, or the business, operations, properties or assets of Borrower or any shareholder, general partner or member of Borrower or any Guarantor, or before or by any Governmental Agency, which may result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Borrower or any Guarantor or any general partner or member of Borrower or any Guarantor, or in the ability of Borrower to pay or otherwise perform the Obligations. To the best knowledge and belief of Borrower, no default exists with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Agency, which might materially and adversely affect the business, operations, properties or assets or the condition, financial or otherwise, of Borrower or any Guarantor or any general partner or member of Borrower or the ability of Borrower to pay or otherwise perform the Obligations.

                     B. Proceedings Affecting Secured Property. There are no actions, suits, investigations or proceedings of any kind pending, or, to the best knowledge and belief of Borrower, threatened, against or affecting the Secured Property (including any attempt or threat by any Governmental Agency to condemn or rezone all or any portion of the Secured Property), or involving the validity, enforceability or priority of the Loan Instruments or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Secured Property or the performance by Lender of the Obligations, and there are no rent controls, governmental moratoria or environmental controls (other than those generally imposed by federal or state law) presently in existence or, to the best knowledge and belief of Borrower, threatened, affecting the Secured Property.

                      C. No Hazardous Material. Neither Borrower nor, to the best knowledge and belief of Borrower, any other Person has ever:

                                (1) caused or knowingly permitted any Hazardous Material to be placed, held, located or disposed of, in, on, under or about the Secured Property or any part thereof except as disclosed in that certain Report of Phase I Environmental Site Assessment prepared by ENSR International, dated February 19, 2002, Project No. 4977-007-300 and except for goods held for resale in their original packaging, none of which Hazardous Materials have been placed, held, located or disposed of in violation of any Legal Requirement or Environmental Requirements, or caused or knowingly permitted, in violation of any Legal Requirement, any Hazardous Material to be placed, held, located or disposed of, in, on, under or about any other real property legally or beneficially owned (or any interest or estate which is so owned) by Borrower in any jurisdiction now or hereafter having in effect a so-called "superlien" law or ordinance (the effect of which superlien law or ordinance would be to permit the creation of a lien on the Secured Property to secure any obligation), and neither the Secured Property, nor any part thereof, nor any other real property legally or beneficially owned (or any interest or estate therein which is so owned) by Borrower in any jurisdiction now or hereafter having in effect a so-called "superlien" law or ordinance or any part thereof, has ever been used (whether by Borrower or, to the best knowledge or belief of Borrower, by any other Person) as a dump site, storage (whether permanent or temporary) site or transfer site for any Hazardous Material; or

                                (2) caused or knowingly permitted any asbestos or underground fuel storage facility to be located in, on, under or about the Secured Property; or

                                (3) discovered any occurrence or condition on any real property adjoining or in the vicinity of the Secured Property that could cause the Secured Property or any part thereof to be subject to any remediation requirements or any restrictions on the ownership, occupancy, transferability or use of the Secured Property under any Environmental Requirement.

                     D. No Litigation Regarding Hazardous Material. No Person has brought, settled or, to the best knowledge and belief of Borrower, threatened any litigation or administrative action or proceeding alleging the presence, Release or threatened Release of any Hazardous Material in, on, under or about the Secured Property.

          2.04 Valid Organization, Good Standing and Qualification of Borrower; Other Organizational Information. Borrower is a duly and validly organized and existing limited liability company in good standing under the laws of the jurisdiction of its organization, and is duly licensed or qualified and in good standing in all other jurisdictions where its ownership or leasing of property or the nature of the business transacted by it makes such qualification necessary, and is entitled to own its properties and assets and to carry on its business, all as, and in the places where, such properties and assets are now owned or operated or such business is now conducted. Borrower has paid all franchise and similar taxes in the jurisdiction in which the Secured Property is located and in all of the jurisdictions in which it is so qualified, insofar as such taxes are due and payable at the date of this Security Deed. Borrower’s exact legal name is that indicated on the signature page hereof. Borrower is an organization of the type, and is organized in the jurisdiction, as set forth in the first paragraph of this Security Deed. Borrower’s organizational identification number is 3486228 (Delaware). Section 5.07 accurately sets forth Borrower’s place of business or, if Borrower has more than one place of business, its chief executive office as well as Borrower’s mailing address if different.

          2.05 Authorization; No Legal Restrictions on Performance. The execution and delivery by Borrower of the Loan Instruments and its compliance with the terms and conditions of the Loan Instruments have been duly and validly authorized by all necessary corporate, partnership, membership or other applicable action by Borrower and its constituent entities and the Loan Instruments are valid and enforceable obligations of Borrower in accordance with the terms thereof. Neither the execution and delivery by Borrower of the Loan Instruments, nor the consummation of the transactions contemplated by the Loan Instruments, nor compliance with the terms and conditions thereof will, to the best knowledge and belief of Borrower, (A) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants or conditions or provisions of (1) any corporate charter or bylaws, partnership agreement, limited liability company operating agreement, or other organizational or qualification document, restriction, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Borrower is now a party or by which Borrower or its properties may be bound or affected, or (2) any judgment, order, writ, injunction, decree or demand of any Governmental Agency, or (B) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower pursuant to the terms or provisions of any of the foregoing. Borrower is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing the Obligations or pursuant to which Borrower is a party or by which the Borrower or its properties may be bound or affected.

          2.06 Compliance With Laws. Borrower has, to the best knowledge and belief of Borrower, complied with all applicable Legal Requirements with respect to the conduct of its business and ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained, and no registrations or declarations are required to be filed in connection with the execution, delivery or performance by Borrower of its obligations under the Loan Instruments.

          2.07 Tax Status. Borrower has filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by Borrower.

          2.08 Absence of Foreign or Enemy Status. Neither the Loan, nor Borrower’s use of the proceeds thereof, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          2.09 Federal Reserve Board Regulations. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve Borrower in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than –0-% of the value of the consolidated assets of Borrower and its subsidiaries, if any, and Borrower does not have any present intention that margin stock will constitute more than –0-% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

          2.10 Investment Company Act and Public Utility Holding Company Act. Neither Borrower, nor any subsidiary of Borrower, if any, is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act as amended.

          2.11 Exempt Status of Transactions Under Securities Act and Representations Relating Thereto. Neither Borrower, nor anyone acting on its behalf, has (a) solicited offers to make all or any part of the Loan, from more than twenty (20) Persons or (b) otherwise approached, negotiated or communicated with more than twenty (20) Persons regarding the making of all or any part of the Loan by such Person(s). Neither Borrower, nor anyone acting on its behalf has taken, or will take, any action that would subject the making of the Loan to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

           2.12 ERISA Compliance.

                     A. Neither Borrower nor any of its Covered Constituent Entities (as hereinafter defined) is or will be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") that is subject to Title I of ERISA or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 ("IRC") that is subject to Section 4975 of the IRC, and neither the assets of Borrower nor the assets of any of its Covered Constituent Entities are or will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA or Section 4975 of the IRC. As used in this Security Deed the term "Covered Constituent Entity" shall mean any entity that holds a direct or indirect interest in Borrower apart from any such entity (1) which is a publicly offered security within the meaning of 29 CFR §2510.3-101(b)(2), (2) whose interest in Borrower does not constitute part of a significant equity participation by benefit plan investors within the meaning of 29 CFR §2510.3-101(f), or (3) whose interest in Borrower is an "operating company," "venture capital operating company" or "real estate operating company" within the meaning of 29 CFR §2510.3-101(c), (d) or (e), respectively.

                     B. Borrower is not and will continue not to be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to any Legal Requirements regulating investments of and fiduciary obligations with respect to governmental plans.

                     C. Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Instruments, including Lender's exercise of the remedies available to Borrower pursuant to the Loan Instruments or at law or equity, to be a non-exempt prohibited transaction under ERISA.

                     D. Lender represents and warrants to Borrower that the source of funds from which Lender is extending the Loan is the "insurance company general account" of Lender (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60").

                     E. Lender will not transfer the Loan to any entity that would result in Borrower being in breach of its covenant in Section 2.12C.

                     F. Borrower represents and warrants that any liability that Borrower (or any of its affiliates) may have in respect of an employee benefit plan as defined in Section 3(3) of ERISA has been and shall continue to be satisfied in full.

ARTICLE III

DEFAULTS

          3.01 Events of Default. The existence of any of the following circumstances shall be deemed an "Event of Default" pursuant to this Security Deed, without cure or grace period unless expressly otherwise provided herein:

                     A. if Borrower fails to pay any portion of the Obligations as and when the same shall become due and payable as provided in the Loan Instruments; or

                     B. if Borrower fails to perform or observe any other term, provision, covenant or agreement in the Loan Instruments other than as described in the other clauses of this Section 3.01 and such failure continues for ten (10) business days following written notice from Lender; or

                     C. if any representation, warranty, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Instruments or otherwise, by or on behalf of Borrower or any Person liable for the Obligations, shall prove to be materially false; or

                     D. if Borrower shall:

                                (1) apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Borrower or of all or any part of Borrower’s assets or the Secured Property or any interest in any part thereof (the term "acquiesce" includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment); or

                                (2) commence a voluntary case or other proceeding in bankruptcy, or admit in writing its inability to pay its debts as they come due; or

                                (3) make a general assignment for the benefit of creditors; or

                                (4) file a petition or an answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors; or

                                (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency case or proceeding; or

                     E. if a court of competent jurisdiction enters an order for relief against Borrower under any present or future bankruptcy code or any other statute or law relating to bankruptcy, insolvency or other relief for debtors, which order shall continue unstayed and in effect for any period of forty-five (45) consecutive days; or

                     F. if a court of competent jurisdiction enters an order, judgment or decree adjudicating Borrower insolvent, approving a petition seeking reorganization or arrangement of Borrower or appointing a receiver, custodian, trustee or liquidator of Borrower or of all or any part of Borrower's assets or the Secured Property or any interest in any part thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of forty-five (45) consecutive days; or

                     G. if Borrower assigns or purports to assign the whole or any part of the Rents arising from the Secured Property or any part thereof without the prior written consent of Lender; or

                     H. if a Transfer shall occur without the prior written consent of Lender; or

                     I. if Borrower shall be in default beyond any applicable grace period pursuant to any other mortgage, security instrument or other agreement affecting Borrower or any substantial part of its assets or all or any part of the Secured Property; or

                     J. if any mechanic's, laborer's or materialman's lien, federal tax lien, broker's lien or other lien not permitted hereunder and affecting the Secured Property or any part thereof is not discharged, by payment, bonding, order of a court of competent jurisdiction or otherwise, within thirty (30) days after Borrower receives notice thereof from the lienor or from Lender.

ARTICLE IV

REMEDIES

          4.01 Acceleration, Foreclosure, etc. Upon the happening of any Event of Default, Lender may, at its sole option, declare the entire unpaid balance of the Obligations, including, the Make-Whole Amount and any other prepayment charges, if any, due pursuant to any Loan Instrument, immediately due and payable without notice or demand, provided, however, simultaneously with the occurrence of an Event of Default under Section 3.01D, 3.01E or 3.01F,and without the necessity of any notice or other action by the Lender, all Obligations shall automatically become and be due and payable, without notice or demand. In addition, upon the happening of any Event of Default, Lender may, at its sole option, without further delay, undertake any one or more of the following or exercise any other remedies available to it under applicable law or equity:

                     A. Foreclosure. Institute an action, judicial or otherwise, to foreclose this Security Deed, or take such other action as may be allowed at law or in equity, for the enforcement hereof and realization on the Secured Property or any other security which is herein or elsewhere provided for, or proceed thereon through power of sale or to final judgment and execution thereon for the entire unpaid balance of the Obligations, including interest at the rate specified in the Loan Instruments to the date of the Event of Default and thereafter at the Increased Rate, and all other sums secured by this Security Deed, including all attorneys' fees and expenses, costs of suit and other collection costs, interest at the Increased Rate on any judgment obtained by Lender from and after the date of any sale of the Secured Property (which may be sold in one parcel or in such parcels, manner or order as Lender shall elect) until actual payment is made of the full amount due Lender pursuant to the Loan Instruments, any law, usage or custom to the contrary notwithstanding.

                     B. Partial Foreclosure. Lender shall have the right to foreclose the lien hereof to satisfy payment and performance of any part of the Obligations from time to time, to the fullest extent permitted by applicable law. If an Event of Default exists as to the payment of any part of the Obligations, as an alternative to the right of foreclosure to satisfy payment of the Obligations after acceleration thereof, to the extent permitted by applicable law, Lender may institute partial foreclosure proceedings ("Partial Foreclosure") with respect to the portion of the Obligations as to which the Event of Default exists, as if under a full foreclosure, and without declaring the entire unpaid balance of the Obligations due. If Lender institutes a Partial Foreclosure, Lender may sell, from time to time, such part or parts of the Secured Property as Lender, in its discretion, deems appropriate, and may make each such sale subject to the continuing lien of this Security Deed for the remainder, from time to time, of the Obligations. No Partial Foreclosure, if so made, shall in any manner affect the remainder, from time to time, of the Obligations or the priority of this Security Deed. As to such remainder, this Security Deed and the lien hereof shall remain in full force and effect as though no foreclosure sale had been made pursuant to the provisions of this Section 4.01B. Notwithstanding the filing of any Partial Foreclosure or the entry of a decree of sale therein, Lender may elect, at any time prior to any Partial Foreclosure, to discontinue such Partial Foreclosure and the acceleration of the Obligations by reason of any Event of Default upon which such Partial Foreclosure was predicated, and to proceed with full foreclosure proceedings. Lender may commence a Partial Foreclosure, from time to time, as to any part of the Obligations without exhausting the right of full foreclosure or Partial Foreclosure for any other part of the Obligations as to which such Partial Foreclosure shall not have occurred.

                     C. Entry. Lender personally, or by its agents or attorneys, may enter all or any part of the Secured Property, and may exclude Borrower, its agents and servants wholly therefrom without liability for trespass, damages or otherwise. Borrower shall surrender possession of the Secured Property to Lender on demand after the happening of any Event of Default. Thereafter, Lender may use, operate, manage and control the Secured Property and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers. Upon each such entry, Lender, at the expense of Borrower from time to time, either by purchase, repairs or construction, may maintain and restore the Secured Property, may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated or completed Improvements as Lender may deem desirable and may insure the same. At the expense of Borrower, Lender may make, from time to time, all necessary or desirable repairs, renewals and replacements and such alterations, additions, betterments and improvements thereto and thereon as Lender may deem advisable. In each of the circumstances described in this Section 4.01C, Lender shall have the right to manage and operate the Secured Property and to carry on the business thereof and exercise all rights and powers of Borrower with respect thereto, either in the name of Borrower or otherwise as Lender shall deem best.

                     D. Collection of Rents, etc. Lender may collect and receive all Rents. Lender may deduct, from the monies so collected and received, all expenses of conducting the business of the Secured Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for Impositions, insurance, taxes and assessments, liens or other charges upon the Secured Property or any part thereof, as well as reasonable compensation for the services of Lender and for all attorneys, agents, clerks, servants, and other employees engaged and employed by Lender. After such deductions and the establishment of all reasonable reserves, Lender shall apply all such monies to the payment of the unpaid Obligations. Lender shall account only for Rents actually received by Lender.

                     E. Receivership. Lender may have a receiver appointed to enter into possession of the Secured Property, collect the Rents therefrom and apply the same as the court may approve. Lender may have a receiver appointed, as a matter of right without notice and without the necessity of proving either the inadequacy of the security provided by this Security Deed or the insolvency of Borrower or any other Person who may be legally or equitably liable to pay the Obligations. Borrower and each such Person, presently and prospectively, waive such proof and consent to the appointment of such receiver. If Lender or any receiver collects the Rents, the monies so collected shall not be substituted for payment of the Obligations, nor can they be used to cure an Event of Default, without the prior written consent of Lender. Lender shall not be liable to account for Rents not actually received by Lender.

                     F. Specific Performance. Lender may institute an action for specific performance of any covenant contained herein or in aid of the execution of any power herein granted.

                     G. Recovery of Sums Required to be Paid. Lender may, from time to time, take action to recover any sum or sums which constitute a part of the Obligations as such sums shall become due, without regard to whether or not the remainder of the Obligations shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure or any other action for each Event of Default existing from time to time.

                     H. Other Remedies. Lender may take all actions permitted under the Uniform Commercial Code of the State and may take any other action, or pursue any other right or remedy, as Lender may have under applicable law, and Borrower does hereby grant such rights to Lender.

                     I. Non-Judicial Sale. Lender may declare the entire Obligations immediately due, payable and collectible, WITHOUT NOTICE TO BORROWER regardless of stated maturity, and, in that event, the entire Obligations shall become immediately due, payable and collectible; and, thereupon, Lender may sell and dispose of the Secured Property at public auction, at the usual place for conducting sales at the courthouse in the county where the Secured Property or any part thereof may be, to the highest bidder for cash, first advertising the date, terms and place of such sale by publishing a notice thereof once a week for four consecutive weeks (without regard to number of days) in a newspaper in which sheriff's advertisements are published in said county, ALL OTHER NOTICE AND RIGHT TO HEARING BEING HEREBY WAIVED BY BORROWER; and Lender may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Secured Property in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale herein granted depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and Lender, its agents, representatives, successors or assigns, may bid and purchase at such sale; and Borrower hereby constitutes and appoints Lender, or its assigns, agent and attorney-in-fact to make such recitals, sale and conveyance, and all of the acts of such attorney-in-fact are hereby ratified, and Borrower agrees that such recitals shall be binding and conclusive upon Borrower and that the conveyance to be made by Lender, or its assigns (and in the event of a deed in lieu of foreclosure, then as to such conveyance), shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtesy and all other exemptions of Borrower, or its successors in interest, in and to the Secured Property; and Lender, or its assigns, shall collect the proceeds of such sale, reserving therefrom all unpaid Obligations with interest then due thereon, and all amounts advanced by Lender for taxes, assessments, fire insurance premiums and other charges, with interest at the Increased Rate thereon from date of payment, together with all costs and charges for advertising, and commissions for selling the Secured Property, and reasonable attorneys' fees actually incurred at standard hourly rates, and pay over any surplus to Borrower (in the event of deficiency, Borrower shall immediately on demand from Lender pay over to Lender, or its nominee, such deficiency, to the extent provided in Section 5.09 hereof); and Borrower agrees that possession of the Secured Property during the existence of the Obligations by Borrower shall be that of tenant under Lender, or its assigns, and, in case of a sale, as herein provided, Borrower shall then become and be a tenant holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and are in addition to any and all other remedies which Lender may have at law or in equity.

                     In case of any sale under this Security Deed by virtue of the exercise of the power herein granted, or pursuant to any order in any judicial proceedings or otherwise, at the election of Lender, the Premises or any part thereof may be sold in one

{following page is also numbered page 46}

parcel and as an entirety, or in such parcels, manner or order as Lender in its sole discretion may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the entire Premises are sold or the Obligations paid in full. Lender may bid at any such sale and if Lender is the successful bidder, Lender may credit the Obligations in satisfaction of the amount of such bid.

BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE UNDER THE CONSTITUTION OR THE LAWS OF THE STATE OF GEORGIA OR THE CONSTITUTION OR THE LAWS OF THE UNITED STATES OF AMERICA TO NOTICE, OTHER THAN EXPRESSLY PROVIDED FOR IN THIS SECURITY DEED, OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS SECURITY DEED TO LENDER AND BORROWER WAIVES BORROWER’S RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECURITY DEED ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. ALL WAIVERS BY BORROWER IN THIS PARAGRAPH HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER HAS BY BORROWER’S ATTORNEY BEEN FIRST APPRISED OF AND COUNSELED WITH RESPECT TO BORROWER’S POSSIBLE ALTERNATIVE RIGHTS.

Borrower's Initials

          4.02 No Election of Remedies. Lender may, in its discretion, exercise all or any of the rights and remedies provided herein or in the other Loan Instruments, or which may be provided by statute, law, equity or otherwise, in such order and manner and from time to time, as Lender shall elect without impairing Lender’s lien, or rights pursuant to any of the Loan Instruments and without affecting the liability of any Person for the Obligations.

           4.03 Lender's Right to Release, etc. Lender may, in its discretion, from time to time, release (for such consideration as Lender may require) any part of the Secured Property (A) without notice to, or the consent, approval or agreement of any other party in interest, (B) without, as to the remainder of the Secured Property, in any way impairing or affecting the validity or the lien of this Security Deed or any of the other Loan Instruments, or the priority thereof and (C) without releasing Borrower from any liability for any of the Obligations. Lender may accept, by assignment, pledge or otherwise, any other property in place of any part of the Secured Property as Lender may require without being accountable for so doing to any other lienor or other Person. To the extent permitted by law, neither Borrower, nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof shall have the right to require Lender to marshal assets.

          4.04 Lender’s Right to Remedy Defaults, etc. If Borrower defaults in the performance of any of the covenants or agreements contained in this Security Deed or any of its other obligations under the other Loan Instruments, or if any action or proceeding is commenced which affects Lender’s interest in the Secured Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Lender may, but without obligation to do so and without releasing Borrower from any obligation hereunder, cure such defaults, make such appearances, disburse such sums and/or take such other action as Lender deems necessary or appropriate to protect Lender’s interest, including disbursement of attorneys’ fees, entry upon the Secured Property to make repairs, payment of Impositions or insurance premiums or otherwise cure the default in question or protect the security of the Secured Property, and payment, purchase, contest or compromise of any encumbrance, charge or lien encumbering the Secured Property. Borrower further agrees to pay all expenses incurred by Lender (including fees and disbursements of counsel) pursuant to this Section 4.04, including those incident to the curing of any default and/or the protection of the rights of Lender hereunder, and enforcement or collection of payment of the Note or any future advances whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Borrower, or otherwise. Any amounts disbursed by Lender pursuant to this Section 4.04 shall be additional indebtedness of Borrower secured by this Security Deed as of the date of disbursement and shall bear interest at the Increased Rate from such date until paid by Borrower in full. All such amounts shall be payable by Borrower immediately without demand. Nothing contained in this Section 4.04 shall be construed to require Lender to incur any expense, make any appearance, or take any other action and any action taken by Lender pursuant to this Section 4.04 shall be without prejudice to any other rights or remedies available to Lender pursuant to any Loan Instrument or at law or in equity.

          4.05 Waivers. Borrower waives and releases (A) all benefits that might accrue to Borrower by virtue of any present or future laws exempting the Secured Property, or any part of the proceeds arising from any sale of the Secured Property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time; (B) all benefits that might accrue to Borrower from requiring valuation or appraisal of any part of the Secured Property levied or sold on execution of any judgment recovered for the Obligations; (C) all notices not herein or in any other Loan Instrument specifically required as a result of Borrower’s default or of Lender’s exercise, or election to exercise, any option pursuant to any of the Loan Instruments; and (D) all rights of redemption to the extent that Borrower may lawfully waive same. At no time will Borrower insist upon, plead or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law or any exemption from execution or sale of the Secured Property or any part thereof, whenever enacted, now or at any time hereafter in force, which may affect the covenants or terms of performance of the Loan Instruments. Similarly, Borrower will not claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision hereof, or pursuant to the decree, judgment or order of any court of competent jurisdiction. After any such sale or sales, to the extent permitted by law, Borrower shall not claim or exercise any right under any law or laws heretofore or hereafter enacted to redeem the property so sold or any part thereof. Borrower waives all benefits or advantages of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Lender. Borrower shall suffer and permit the execution of every such power as though no such law or laws had been made or enacted. To the extent permitted by law, the Secured Property may be sold in one parcel, as an entirety, or in such parcels, manner or order as Lender in its discretion may decide. To the extent permitted by law, neither Borrower nor the holder of any lien or encumbrance affecting the Secured Property or any part thereof may require Lender to marshal assets.

          4.06 Prepayment. Borrower shall pay the charge provided in the Note for prepayment of the Obligations if for any reason (including the acceleration of the due date of the Obligations by Lender following the occurrence of an Event of Default) any of such Obligations shall be due and payable or paid prior to the stated maturity date thereof, whether or not such payment is made prior to or at any sale held pursuant to or by virtue of this Article IV. Lender has relied on Borrower’s creditworthiness and its agreement to repay the Obligations in strict accordance with the terms set forth in the Loan Instruments, and would not make the Loan without the promises by Borrower to make all payments due pursuant to the Loan Instruments and not to prepay all or any part of the principal balance of the Note prior to the final maturity date thereof, except on the terms expressly set forth herein and in the Note. Therefore, any prepayment of the Note, whether occurring as a voluntary prepayment by Borrower or occurring upon an acceleration of the Note by Lender or otherwise, will prejudice Lender’s ability to meet its obligations and to earn the return on the funds advanced to Borrower, which Lender intended and expected to earn when it made the Loan, and will also result in other losses and additional expenses to Lender. In consideration of Lender making the Loan at the interest rate and for the term set forth in the Note, Borrower expressly waives all rights it may have under applicable law to prepay, without charge or premium, all or any part of the Note, either voluntarily or upon an acceleration of the Note by Lender, including an acceleration upon the making or suffering by Borrower of any transfer or disposition prohibited by Section 1.11. If a prepayment of all or any part of the principal balance of the Note is made by or on behalf of Borrower, for any reason (other than in connection with a casualty or condemnation with respect to the Secured Property when no Event of Default exists and such payment of outstanding principal is made as a result of Lender’s election pursuant to Section 1.03F(3) or Section 1.07B(3) of this Security Deed, in which events no Make-Whole Amount shall be due in connection therewith), whether due to the voluntary acceptance by Lender of a prepayment tendered by Borrower, or the acceleration of the Note by Lender, or in connection with any reinstatement of the Loan Instruments pursuant to any foreclosure proceedings, or any right of redemption exercised by Borrower or any other party having the right to redeem or to prevent any foreclosure of this Security Deed, or upon the consummation of any foreclosure sale, or under any other circumstances, Borrower or any other Person making any such prepayment shall be obligated to pay, concurrently therewith, the Make-Whole Amount, as defined and as set forth in the Note, and the payment of the Make-Whole Amount shall be a condition to the making of such prepayment, and the payment of the Make-Whole Amount shall be secured by this Security Deed and the other Loan Instruments. Borrower shall pay the Make-Whole Amount without prejudice to the right of Lender to collect any other amounts due pursuant hereto or to declare a default hereunder. Nothing herein shall be construed as permitting any partial prepayment of the Obligations, except with Lender’s prior written consent thereto obtained in each instance.

ARTICLE V

MISCELLANEOUS

          5.01 Non-Waiver. The failure of Lender to insist upon strict performance of any term of this Security Deed or any other Loan Instrument shall not be deemed to be a waiver of any term of this Security Deed or any other Loan Instrument. Borrower shall not be relieved of its obligation to pay and perform the Obligations, at the time and in the manner provided in the Loan Instruments, by reason of (A) a failure by Lender to take any action to foreclose this Security Deed or otherwise enforce any of the provisions of this Security Deed or of any other Loan Instrument (regardless of whether or not Borrower has requested Lender to do so), (B) the release, regardless of consideration, of the whole or any part of the Secured Property or any other security for the Obligations, or (C) any agreement or stipulation between Lender and any subsequent owner or owners of the Secured Property or any other Person extending the time of payment or otherwise modifying or supplementing the terms of this Security Deed or any other Loan Instrument, without first having obtained the consent of Borrower. Borrower shall pay and perform the Obligations at the time and in the manner provided in this Security Deed and the other Loan Instruments as so extended, modified or supplemented, unless expressly released and discharged by Lender. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Secured Property, Lender may release any Person at any time liable for the payment or performance of the Obligations, or any part thereof, or any part of the security held for the Obligations, and may extend the time of such payment or performance or otherwise modify the terms of any Loan Instrument, including a modification of the interest rate payable on the principal balance of the Note, without in any manner impairing or affecting any of the Loan Instruments or the lien thereof or the priority of this Security Deed, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. Lender may resort for the payment and performance of the Obligations to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to require payment and performance of the Obligations, or any part thereof, or to enforce any term of this Security Deed, without prejudice to the right of Lender thereafter to foreclose this Security Deed. In addition to the rights and remedies stated in this Security Deed, Lender may exercise every additional right and remedy now or hereafter afforded by law or in equity. Each right of Lender pursuant to this Security Deed shall be separate, distinct and cumulative, and no such right shall be given effect to the exclusion of any other. No act of Lender shall be construed as an election to proceed pursuant to any one provision of this Security Deed to the exclusion of any other provision.

          5.02 Sole Discretion of Lender. Whenever pursuant to this Security Deed (A) Lender exercises any right to approve or disapprove or to give or withhold its consent, (B) any arrangement or term is to be satisfactory to Lender, or (C) any other decision or determination is to be made by Lender, Lender may give or withhold such approval or consent, determine whether or not such arrangement or term is satisfactory, and make all other decisions or determinations, in Lender’s sole and absolute discretion, and Lender’s decision shall be final and conclusive.

          5.03 Legal Tender. Borrower shall pay all payments of principal, interest or other amounts required or provided for herein in lawful money of the United States of America at the time of payment, at the above described office of Lender or at such other place as Lender may from time to time designate.

          5.04 No Merger or Termination. If both the lessor’s and Lessee’s estates under any Lease or any portion thereof which constitutes a part of the Secured Property shall at any time become vested in one owner, this Security Deed and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event, Lender shall continue to have and enjoy all of its rights and privileges as to the separate estates. In addition, the foreclosure of this Security Deed shall not destroy or terminate any Lease or sublease then existing and created by Borrower, whether by application of the law of merger or as a matter of law or otherwise, unless Lender or any purchaser at any sale related to such foreclosure shall so elect. No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease, unless Lender or such purchaser shall give written notice thereof to the related Lessee or sublessee.

          5.05 Discontinuance of Actions. If Lender shall enforce any right pursuant to this Security Deed by foreclosure, sale, entry or otherwise and discontinue or abandon such enforcement for any reason or any such proceedings shall have been determined adversely, then, in each such case, Borrower and Lender shall be restored to their former positions and rights hereunder, and the Secured Property shall remain subject to the lien of this Security Deed.

          5.06 Headings. The headings of the Sections and other subdivisions of this Security Deed are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

          5.07 Notice to Parties. All notices and demands or other communications hereunder shall be in writing, and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by generally recognized overnight delivery service, with postage prepaid, addressed to Borrower or Lender, as applicable, at the addresses stated below, or at such other address of which either Borrower or Lender may hereafter notify the other in writing:

Borrower:	Systemax Suwanee LLC c/o Systemax Inc. 22 Harbor Park Drive Port Washington, New York 11050 Attn: Steven M. Goldschein

[AND IF NOTICE IS SENT TO BORROWER BY PRESENTING PERSONALLY, IF SUCH NOTICE IS NOT ACTUALLY HANDED TO THE CONTACT PERSON NOTED ABOVE, THE NOTICE SHALL BE MARKED PROMINENTLY ON THE OUTSIDE OF THE PACKAGE "TO BE HAND DELIVERED IMMEDIATELY" OR WORDS TO SIMILAR EFFECT]

with a copy to:	Farrell Fritz, P.C. 290 Broad Hollow Road Melville, New York 11747 Attn: Peter Curry, Esq.

Lender:	NEW YORK LIFE INSURANCE COMPANY 51 Madison Avenue New York, New York 10010-1603

Attn:	Real Estate Vice President Real Estate Department-Loan Administration Loan No. 372-6785

With a copy to:	NEW YORK LIFE INSURANCE COMPANY 51 Madison Avenue New York, New York 10010-1603

Attn:	Office of the General Counsel Real Estate Section Loan No. 372-6785

Each notice or demand so given or served shall be deemed given and effective, (A) if personally delivered, on the day of actual delivery or refusal and (B) if sent by generally recognized overnight delivery service, on the next business day. Notwithstanding the foregoing, service of any notice of default or notice of sale provided or required by law shall, if mailed as required by law, be deemed given and effective on the date of mailing.

          5.08 Successors and Assigns Included In Parties. Subject to the provisions of Section 1.11, each reference herein to Borrower or Lender shall mean and include, the heirs, legal representatives, successors and assigns of such Person. All covenants and agreements contained in this Security Deed by or on behalf of Borrower shall bind and inure to the benefit of Borrower’s heirs, legal representatives, successors and assigns, and all covenants and agreements by or on behalf of Lender shall bind and inure to the benefit of Lender’s successors and assigns.

           5.09 Changes and Modifications. This Security Deed may only be changed or modified by an agreement in writing, signed by both Borrower and Lender.

           5.10 Applicable Law. This Security Deed shall be construed and enforced according to the law of the State, other than such law with respect to conflicts of laws.

          5.11 Invalid Provisions to Affect No Others. The unenforceability or invalidity of any provision or provisions of this Security Deed as to any Persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other Persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

          5.12 Usury Savings Clause. Borrower and Lender intend to conform strictly to the usury laws now or hereafter in force in the State and all interest payable pursuant to the Note, this Security Deed or any other Loan Instrument, unless exempt from such laws, shall be subject to reduction to the amount equal to the maximum nonusurious amount allowed pursuant to such usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable pursuant to the Note, this Security Deed or any other Loan Instrument shall under no circumstances exceed the maximum legal interest rate which Lender may charge under applicable law from time to time. Any interest in excess of the maximum amount permitted by law shall be deemed a mistake and shall be canceled automatically and, if theretofore paid, Lender shall, at its option, either rebate such interest to Borrower or credit such interest to the principal amount of the Obligations, or if all such principal has been repaid, Lender shall rebate such excess to Borrower.

           5.13 No Statute of Limitations. To the full extent permitted by law, Borrower hereby waives the pleading of any statute of limitations as a defense to any or all of the Obligations.

          5.14 Late Charges. If Borrower fails to pay, when due, without regard to any grace period, any installment of interest or principal, any payment due pursuant to Section 1.04 or any deposit or reserve due pursuant to this Security Deed or any other Loan Instrument, Borrower shall pay to Lender (unless waived by Lender) the Late Charge as defined and described in the Note. Each such Late Charge, if not previously paid, shall, at the option of Lender, be added to and become part of the succeeding monthly payment to be made pursuant to the Note, and shall be secured by this Security Deed.

          5.15 Waiver of Jury Trial. Borrower waives any right to trial by jury with respect to any action or proceeding (a) brought by Borrower, Lender or any other Person relating to (i) the Obligations or any understandings or prior dealings between Borrower and Lender or (ii) the Loan Instruments, or (b) to which Lender is a party.

          5.16 Continuing Effectiveness. This Security Deed shall secure all advances made pursuant to the Loan Instruments, all rearrangements and renewals of the Obligations and all extensions as to the time of payment thereof, whether or not such advances, rearrangements, renewals or extensions are evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. The execution of this Security Deed shall not impair or affect any other security which may be given to secure the payment of the Obligations, and all such additional security shall be considered as cumulative. The taking of additional security, execution from time to time of partial releases as to the Secured Property or any extension of time of payment of the Obligations shall not diminish the force, effect or lien of this Security Deed, and shall not affect or impair the liability of any maker, surety or endorser for the payment of the Obligations.

          5.17 Time of Essence. Time is of the essence as to Borrower’s performance of each provision of this Security Deed, the Note and the other Loan Instruments. Borrower agrees that where, by the terms of this Security Deed, the Note or any other Loan Instrument, a day is named or a time is fixed for the payment of any sum of money or the performance of any obligation by Borrower, the day and/or time stated enters into the consideration and is of the essence of the whole contract.

          5.18 Non-Recourse. If an Event of Default has occurred (and regardless of whether or not it has been cured), Lender shall have all rights provided in the Note, this Security Deed or any other Loan Instrument or at law or in equity, and shall have full recourse to the Secured Property and to any other collateral given by Borrower to secure any or all of the Obligations, provided that any judgment obtained by Lender in any proceeding to enforce such rights shall be enforced only against the Secured Property and such other collateral. Notwithstanding the foregoing, Lender shall not in any way be prohibited from naming Borrower or any of its successors or assigns or any Person holding under or through them as parties to any actions, suits or other proceedings initiated by Lender to enforce such rights or to foreclose the lien of this Security Deed or to otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of the Obligations. The foregoing restriction shall not apply to, and Borrower shall be personally liable for, all losses, claims, damages, costs, expenses and/or liabilities, including, attorneys’ fees and expenses, incurred by Lender (A) as a result of any material misstatement of fact (1) by Borrower or any Person constituting Borrower made to induce Lender to advance the principal amount evidenced by the Note or (2) contained in any Loan Instrument, (B) as a result of fraud committed by Borrower or any Person constituting Borrower, (C) as a result of the collection or application of any insurance proceeds, condemnation awards, trust funds or Rents in a manner which is not in accordance with the provisions of the Loan Instruments, (D) as a result of the breach of any representation or warranty contained in the Sections of this Security Deed pertaining to environmental matters, including Section 1.05E(4), 2.03C or 2.03D, or any default with respect to any covenant contained in the Sections of this Security Deed pertaining to environmental matters including Section 1.05E, (E) as a result of any default with respect to Borrower’s covenant to pay Impositions, pursuant to Section 1.02 hereof, or insurance premiums, pursuant to Section 1.03 hereof, (F) arising from, in respect of, as a consequence of, or in connection with: (1) the existence of any circumstance or the occurrence of any action described in Section 1.05E(1), (2) claims asserted by any Person (including any Governmental Agency) in connection with, or in any way arising out of, the presence, storage, use, disposal, generation, transportation or treatment of any Hazardous Material in, on, or under or about the Secured Property, (3) the violation or claimed violation of any law relating to any Hazardous Material or any other Environmental Requirement in regard to the Secured Property, regardless of whether or not such violation or claimed violation occurred prior to or after the date of this Security Deed or whether or not such violation or claimed violation occurred prior to or after the time that Borrower became the owner of the Secured Property, or (4) the preparation of any environmental audit as to the Secured Property, whether conducted or authorized by Borrower, Lender or any other Person or the implementation of any such audit’s recommendations or (G) as a result of any intentional, bad faith waste of the Secured Property committed by Borrower or its agents (such damages to include all repair costs incurred by Borrower). In addition, and notwithstanding the restriction on enforcement contained in the first sentence of this Section 5.18, Borrower also shall be personally liable for and Lender may seek judgment against Borrower for all outstanding principal, interest and other Obligations if there shall be a violation of Section 1.11 of this Security Deed and/or in the event that any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to or acquiesced in by Borrower or any Guarantor and/or if any proceeding for the dissolution or liquidation of Borrower or any Guarantor shall be instituted by Borrower or any Guarantor. The restriction on enforcement contained in the first sentence of this Section 5.18 shall not apply to the Environmental Indemnity Agreement of even date herewith executed by Borrower and the other indemnitors, if any, in favor of Lender or to the Guarantee of even date herewith executed by Guarantor for the benefit of Lender. It is expressly understood and agreed, however, that nothing contained in this Section 5.18 shall (x) in any manner or way constitute or be deemed to be a release of the Obligations or otherwise affect or impair the enforceability of the liens, assignments, rights and security interests created by this Security Deed or any of the other Loan Instruments or any future advance or any related agreements or (y) preclude Lender from foreclosing this Security Deed or from exercising its other remedies set forth in this Security Deed or the Assignment, or from enforcing any of its rights and remedies in law or in equity (including injunctive and declaratory relief, restraining orders and receivership proceedings), except as provided in this Section 5.18.

          5.19 Non-Business Days. If any payment required hereunder or under any other Loan Instrument becomes due on a Saturday, Sunday, or legal holiday in the state in which the Premises are located, then such payment shall be due and payable on the immediately preceding business day.

          5.21. Attorney’s Fees. Whenever herein or in any other Loan Instrument Borrower is obligated to pay for the attorneys’ fees of Lender, or the phrase "reasonable attorney’s fees" or a similar phrase is used, it shall be the Borrower’s obligation to pay the attorney’s fees actually incurred, at standard hourly rates, without regard to statutory interpretation under O.C.G.A. §13-1-11, which shall not apply, the parties hereby waiving the application of said code section.

[SIGNATURE BEGINS ON NEXT PAGE]

[SIGNATURE PAGE TO SECURITY DEED, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT IN FAVOR OF NEW YORK LIFE INSURANCE COMPANY]

          IN WITNESS WHEREOF, Borrower has executed this Security Deed under seal as of the date first above written.

BORROWER:

Signed, sealed and delivered in the presence of the following witnesses: Unofficial Witness Notary Public (NOTARY SEAL) My Commission Expires:	Systemax Suwanee LLC, a Delaware limited liability company By: /s/ Steven M. Goldschein Name: Steven M. Goldschein Title: Manager By: /s/ Curt S. Rush Name: Curt S. Rush Title: Secretary [SEAL]